Exhibit 99.3

Shareholders of Aurinia Pharmaceuticals Inc. Management and the Incumbent Board’s Continued Failings are Coming at the Expense of Your Shareholder Wealth. The Time for Change is Now. THE FUTURE IS IN YOUR HANDS. VOTE GREEN. www.aHealthierAurinia.com

YOUR VOTE IS IMPORTANT. ACT TODAY.

SHAREHOLDERS ARE URGED TO VOTE ONLY USING THE ENCLOSED GREEN UNIVERSAL PROXY OR VOTING INSTRUCTION FORM AND VOTE NO LATER THAN 5:00 PM (MOUNTAIN TIME) ON FRIDAY, JUNE 21, 2019.

DISCARD THE YELLOW PROXY OR VOTING INSTRUCTION FORM PROVIDED BY MANAGEMENT.

VOTING METHOD	REGISTERED SHAREHOLDERS *If your shares are held in your name and represented by a physical certificate*	BENEFICIAL SHAREHOLDERS *If your shares are held with a broker, bank or other intermediary*
INTERNET	Complete, sign and date your **GREEN** form of proxy. Scan both sides of the proxy and return it by email to: inquiries@gryphonadvisors.ca	Visit www.proxyvote.com and enter your 16-digit control number located on the enclosed **GREEN** voting instruction form.
TELEPHONE	**Within North America:** **1-833-266-0365** (Toll free) **Outside North America:** **1-416-661-6592** (Collect calls accepted)	**Canada:** **Call 1-800-474-7493** **United States:** **Call 1-800-454-8683** and provide your 16-digit control number located on the enclosed **GREEN** voting instruction form.
FACSIMILE	**Within North America:** Fax your **GREEN** form of proxy toll free to **1-877-218-5372** in order to ensure that your vote is received before the deadline. **Outside North America:** Fax your **GREEN** form of proxy to **1-416-214-3224** in order to ensure that your vote is received before the deadline.	**Canada**: Fax your **GREEN** voting instruction form to **905-507-7793** or toll free to **1-866-623-5305** in order to ensure that your vote is received before the deadline. **United States:** **N/A**
MAIL	Mail your **GREEN** form of proxy to: 207 Queens Quay W, Suite 320, Toronto, ON, M5J 1A7	Mail your **GREEN** voting instruction form in the reply envelope provided.

GRYPHON ADVISORS INC.

If you have any questions or require any assistance in executing your **GREEN** proxy or voting instruction form, please call Gryphon Advisors Inc. at:

North American Toll-Free Number: 1-833-266-0365
Outside North America, Banks, Brokers and Collect Calls: 1-416-661-6592
Email: inquiries@gryphonadvisors.ca
North American Toll-Free Facsimile: 1-877-218-5372
Facsimile: 1-416-214-3224

For up to date information and assistance in voting please visit the website: www.aHealthierAurinia.com

Shareholders of Aurinia Pharmaceuticals Inc.
Aurinia's Future is in Your Hands

June 2, 2019

Dear Fellow Shareholders,

ILJIN SNT Co., Ltd. ("**ILJIN**" or the "**Concerned Shareholder**") and its affiliated companies (collectively, the "**ILJIN Group**") are significant shareholders of Aurinia Pharmaceuticals Inc. ("**Aurinia**" or the "**Corporation**"), with an approximate **14%** ownership interest. We are long-time enthusiastic believers in the commercial potential of voclosporin, having first become involved with the drug through a development, distribution and licensing arrangement with Isotechnika Pharma Inc. ("**Isotechnika**"), a predecessor company to Aurinia, in 2010. As part of the transactions by which Isotechnika and Aurinia merged in 2013 (and continued under the name "Aurinia Pharmaceuticals Inc."), the ILJIN Group became a significant shareholder in Aurinia when Aurinia reacquired full rights to voclosporin from the ILJIN Group.

Since Aurinia's merger with Isotechnika, the ILJIN Group has unfailingly supported the Corporation, placing its trust and its significant economic investment in the hands of Aurinia's board of directors and management to advance the drug through clinical trials and to commercial applications for lupus nephritis ("**LN**"), dry eye syndrome ("**DES**") and focal segmental glomerulosclerosis ("**FSGS**"). While other shareholders have reduced their exposure to Aurinia significantly or exited entirely over the past several years, ILJIN has in fact participated in incremental offerings by Aurinia to help it achieve its objectives and voclosporin's unrealized potential. In 2018 and year-to-date 2019 alone, the ILJIN Group acquired an additional 827,641 common shares of Aurinia from treasury for an aggregate of approximately $2.3 million.

However, since announcing positive long-term outcomes for patients suffering from LN, followed by a significant public offering of stock in March 2017, Aurinia has failed to communicate or execute a coherent strategy to maintain its momentum and to realize the tremendous potential of voclosporin. Shareholders, ILJIN included, are losing confidence in a board of directors and management team whose interests are increasingly at odds with shareholders, as reflected in rising executive compensation, minimal stock ownership and an egregious lack of independence. There can be no other explanation for the fact that Aurinia's share price has failed to move materially over the past two years.

No shareholder has been more committed to Aurinia's success and shown more patience with Aurinia's board of directors and management than ILJIN.

But enough is enough.

It is abundantly clear that Aurinia shareholders require a board of directors that aligns with shareholders and that can guide the company toward successful commercialization of voclosporin. For this reason, ILJIN has taken the step of nominating three (3) highly qualified and independent directors, who will act in the interest of all shareholders to realize voclosporin's full potential.

Now. Finally. Aurinia's Future is in Your Hands.

In our months of dialogue with the Aurinia board and management about the Corporation's challenges, our message has remained constant. We believe that Aurinia requires, and its shareholders deserve, a board of directors that:

- Embodies corporate governance best practices, rather than flouting them.
- Aligns board and executive compensation and expenses with shareholders' interests, rather than rewarding non-performance.
- Demonstrates true independence from one another and management (current and former), rather than looking out for each other first.
- Supports and accelerates the Corporation's strategy execution, rather than sitting idly by as the Corporation potentially squanders its tremendous opportunity.

Upon their successful election, we expect that our nominees, through the Governance & Nomination Committee and the Compensation Committee, as applicable, will help implement governance and compensation best practices at Aurinia to unlock shareholder value and rebuild shareholder confidence. Our Concerned Shareholder nominees can be expected to take the following steps, among others:

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR GREEN PROXY OR GREEN VIF TODAY

For questions or assistance, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon, at 1-833-266-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphon.ca.

To keep current with further developments and to vote your shares, visit www.aHealthierAurinia.com.

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1. Implement a robust share ownership guideline for directors and executives to inhibit excessive risk taking and to promote share ownership and alignment.
2. Implement performance-based equity compensation for named executive officers; a minimum of 50% of the equity pay mix will consist of performance share units tied to rigorous performance metrics.
3. Establish a robust shareholder engagement program that ensures that shareholder voices are heard and that shareholders will have regular dialogue with the board.
4. Adopt a clawback policy to restrict excessive risk-taking and prevent windfall for executives.
5. Review the audit fees and relationship with the auditors to ensure the non-audit fees are maintained at an appropriate level.
6. Establish an effective board refreshment policy to ensure that the new nominees are truly independent.
7. Revisit Aurinia's gender diversity policy to ensure it is structured in accordance with best corporate governance practices and with a proposed target of at least two female directors on the board by the 2020 annual meeting.
8. Review the severance agreements of existing named executive officers to ensure that all change of control provisions align with best governance practices.

Our Concerned Shareholder Nominees can also be expected to undertake actions in concert with the remaining board members to unlock shareholder value, including:

1. Thoroughly reviewing corporate SG&A for opportunities for efficiency gains.
2. Thoroughly reviewing R&D expenses, including Aurinia's relationships with third parties (including contract research organizations) and its own internal processes for opportunities for efficiency gains and alternatives to institutional complacency.
3. Revisiting the drivers of overall compensation growth and working with suitable external advisors to develop a compensation program that encourages and motivates employees while facilitating the achievement of corporate objectives and compensation expense control.
4. Developing a long-term strategy as a standalone pharmaceutical company, including fully pursuing Aurinia's current and future alternative applications of voclosporin and to move market perception away from a binary bet on the success of voclosporin in treating LN.

ILJIN HAS NOMINATED THREE (3) INDEPENDENT DIRECTORS TO STRENGTHEN THE BOARD, REMOVE CONFLICTS AND GIVE AURINIA SHAREHOLDERS CONTROL OF THEIR COMPANY

We have noted Aurinia's recent letter to shareholders disingenuously implying that ILJIN is intending to take "effective control" of Aurinia without paying Aurinia's shareholders a premium. Nothing could be further from the truth.

We had originally proposed four (4) nominees under Aurinia's advance notice bylaw to preserve our ability to be responsive to Aurinia's circular once released, as we did not know at the time at what size the board would be fixed and the advance notice bylaw is inflexible on the ability to later add nominees. Now that Aurinia has definitively proposed to fix the number of directors at eight (8), we are proposing a minority slate of three (3) directors for appointment, which is consistent with our message. Further, one of our nominees is proposed to be appointed in lieu of our current representative on the board of directors, Dr. Hyuek Joon Lee.

ILJIN does not want to, nor can it with a three (3) director minority slate, take control. Rather, ILJIN wants to give all shareholders more control. Unlike the complicated web of relationships which bind the current board members together in a ball of allegiances and loyalties that conflict with their duties to shareholders, ILJIN's nominees have no prior relationships with each other of any nature and have been selected because they have the requisite expertise and can be expected to act independently of each other and of ILJIN.

We ask that you review the attached Proxy Circular and urge you to support us and vote for change in the board of directors of Aurinia by only using and voting the GREEN universal proxy or voting instruction form enclosed with the Proxy Circular. Discard and do not use the YELLOW proxy or voting instruction form that was included with the management information circular distributed by Aurinia.

For more information or if you require assistance with voting your accompanying GREEN universal proxy or voting instruction form, please contact our proxy solicitation agent, Gryphon Advisors Inc., using the contact information set out below and on the front and back pages of the Proxy Circular.

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR GREEN PROXY OR GREEN VIF TODAY

For questions or assistance, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon, at 1-833-266-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphon.ca.

To keep current with further developments and to vote your shares, visit www.aHealthierAurinia.com.

- 3 -

We believe the Proposed Nominees have the required discipline and skill set to take Aurinia to the next phase of its existence and are confident that you will come to the same conclusion. We welcome all Shareholders to join us and vote for change. We look forward to your support.

Aurinia's future is in your hands.

Sincerely,

(signed) "*Young-Hwa Kim*"
Chief Executive Officer
ILJIN SNT Co., Ltd.

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR GREEN PROXY OR GREEN VIF TODAY

For questions or assistance, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon, at 1-833-286-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphon.ca.

To keep current with further developments and to vote your shares, visit www.aHealthierAurinia.com.

- 4 -

We ask that you consider the following as you think about whether to support our call for change:

THE RATIONALE FOR CHANGE – INABILITY TO REALIZE EXPECTATIONS

Inability to Realize Expectations – Stock price performance shows no signs of life

Due to the lack of strategic oversight and guidance by the current board of directors, the majority of whom are not truly independent and therefore free from any conflicts that would interfere with their ability to represent shareholders' interests, Aurinia has failed to realize its true value for its shareholders. For instance, following a successful Phase 2b AURA-LV clinical trial in LN, Aurinia undertook its largest ever public offering in March 2017 at US$6.75 per common share, yet as at May 31, 2019 the common shares closed on the TSX at $8.75 (or approximately US$6.48 based on the current exchange rate). **In two years, there has been no meaningful improvement in stock price performance.** This occurred notwithstanding the increases in intrinsic value associated with such successes as the early completion of enrolment for the AURORA Phase 3 clinical trial, extending the patent period for voclosporin for LN and demonstrating superior efficacy through the Phase 2a study in relation to DES. Clearly the corporate strategy and the market's perception of it are not allowing the significant upside and intrinsic value to manifest in higher share prices for the benefit of Aurinia's shareholders.

Underperformance Relative to Peer Group

Using an appropriate comparator group of early-stage pharmaceutical companies of similar size and scope derived from Aurinia's own compensation peer group that it used for compensation benchmarks for 2017 (the year that Dr. Glickman received particularly egregious compensation in his capacity as CEO), Aurinia has significantly underperformed its peers in terms of total shareholder return. While Aurinia's comparator group during that period consisted of 21 public companies, many of those companies are significantly smaller than Aurinia and not suitable for comparative purposes, prompting us to set a low capitalization threshold for inclusion of $300 million. **Relative to relevant peers, Aurinia is underperforming.**

Aurinia Underperforming the Median over One and Five Year Periods

One-year Total Shareholder Return ("TSR") vs Peers


One-year TSR vs Peers
(Trailing TSR to May 24, 2019)
160.0%
120.0%
80.0%
40.0%
0.0%
-40.0%
-80.0%
134.7%
73.3%
26.7%
19.8%
19.8%
-5.6%
-43.5%
Resverlogix
ArQule
MediciNova
Cytokinetics
Aurinia
ChemoCentryx
Rigel Pharmaceuticals

Source: Bloomberg Finance LP

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR GREEN PROXY OR GREEN VIF TODAY

For questions or assistance, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon, at 1-833-266-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphon.ca.

To keep current with further developments and to vote your shares, visit www.aHealthierAurinia.com.

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**Five-year TSR vs Peers**


Five-year Annualized TSR vs Peers
(Trailing TSR to May 24, 2019)
80.0%
40.0%
0.0%
-40.0%
52.0%
45.8%
40.0%
24.4%
20.9%
20.3%
-3.3%
MediciNova
ArQule
Resverlogix
ChemoCentryx
Aurinia
Cytokinetics
Rigel Pharmaceuticals

Source: Bloomberg Finance LP

Inability to Realize Expectations – Continued Failure to Meet Market Expectations

In addition to Aurinia's poor performance relative to peers, Aurinia's performance relative to consensus analyst expectations also has consistently disappointed. As reflected below, while the analyst community recognizes the increasing potential of voclosporin in the commercial applications for which it is being developed, as reflected in their increasing target price estimates, Aurinia is perpetually unable to meet those expectations.


$18.00
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
$8.0
$10.5
$10.0
$10.0
$11.5
$12.0
$12.0
$13.3
$13.3
$15.5
$16.5
10/03/2016
12/13/2016
02/27/2017
05/09/2017
07/20/2017
09/29/2017
12/11/2017
02/23/2018
05/07/2018
07/18/2018
09/27/2018
12/10/2018
02/22/2019
05/06/2019
Aurinia Stock Price
Median Target Price from Analyst Coverage

**YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR GREEN PROXY OR GREEN VIF TODAY**

For questions or assistance, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon, at 1-833-266-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphon.ca.

To keep current with further developments and to vote your shares, visit www.aHealthierAurinia.com.

- 6 -

Coverage	2016	2017				2018				2019	
	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
H.C. Wainwright & Co.	$8.00	$12.00	$10.00	$10.00	$12.00	$12.00	$12.00	$15.00	$15.00	$15.00	$25.00
Cantor Fitzgerald			$14.00	$14.00	$14.00	$16.00	$16.00	$18.00	$18.00	$24.00	$24.00
Leerink Capital Partners	$7.00	$11.00	$11.00	$11.00	$14.00	$14.00	$14.00	$17.00	$17.00	$17.00	$17.00
RBC						$9.00	$9.00	$9.00	$9.00	$11.00	$11.00
Bloom Burton & Co.								$11.50	$11.50	$16.00	$16.00
RBC Capital Markets	$8.00	$8.00	$8.00	$8.00	$8.00	$8.00	$8.00	$8.00	$10.00	$10.00	$10.00
Canaccord Genuity Group Inc.	$10.00	$10.00	$10.00	$10.00	$11.00						
Seaport Global Securities, LLC					$10.00						
Median	**$8.00**	**$10.50**	**$10.00**	**$10.00**	**$11.50**	**$12.00**	**$12.00**	**$13.25**	**$13.25**	**$15.50**	**$16.50**
Min	**$7.00**	**$8.00**	**$8.00**	**$8.00**	**$8.00**	**$8.00**	**$8.00**	**$8.00**	**$9.00**	**$10.00**	**$10.00**
Max	**$10.00**	**$12.00**	**$14.00**	**$14.00**	**$14.00**	**$16.00**	**$16.00**	**$18.00**	**$18.00**	**$24.00**	**$25.00**

Note:
(1) Reflects quarterly target price in Canadian dollars issued by respective research analysts.

Inability to Realize Future Expectations – Lack of Appropriate Strategy

As discussed above, Aurinia's share price has failed to reflect the positive developments to date in Aurinia's progression through the clinical pipeline in its three (3) broad target areas of LN, DES and FSGS. This is both an indictment of past shareholder engagement and investor relations initiatives and the inability to communicate the implications of such successes on the future direction of the company. Overall, this reflects a failure of the board of directors to develop and articulate a long-term strategy.

Aurinia appears to be recognized in the market largely as a binary investment with primarily a LN pipeline to commercialization, the risks associated therewith being priced into the current trading price. Aurinia needs to recognize the impediments to share price appreciation and take positive steps to diminish the attributed risk and magnify the considerable potential of its pipeline.

Aurinia also appears to have challenges with respect to its ability to identify appropriate endpoints in respect of its clinical trials, pointing to a lack of suitable management and direction at the board level. For instance, when Aurinia announced the results of the DES VOS phase 2a trial in January 2019 it demonstrated significant improvement on secondary endpoints evaluating efficacy but failed the primary endpoint of beating Restasis's tolerability score. One has to query why Aurinia, knowing that Restasis was well tolerated, would choose that as its primary endpoint. The market understandably reacted negatively to the primary endpoint failure, and the expectations that Aurinia had built into the market price bled off in disappointment.

Strategically, and with a lead indication (LN) in Phase 3 clinical trials, query the strategic thinking associated with commencing a second indication trial (DES) where the achievement of the primary endpoint could not be virtually assured. Instead of building on the potential of voclosporin from LN clinical trials, the market was forced to swallow yet another disappointment.

Missteps such as the foregoing continue to manifest themselves in the depressed share price and the inability to achieve the success that the market continues to anticipate.

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR GREEN PROXY OR GREEN VIF TODAY

For questions or assistance, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon, at 1-833-286-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphon.ca.

To keep current with further developments and to vote your shares, visit www.aHealthierAurinia.com.

- 7 -

Aurinia lacks a long-term strategy and the ability to convey to the market the underlying intrinsic value of the company. Aurinia needs a board of directors ready to take charge and focus their efforts on developing a clear, understandable and achievable long-term strategy that investors and the market can value the company off and place reliance on.

THE RATIONALE FOR CHANGE – POOR GOVERNANCE PRACTICES

FAILURE of the Board to Properly Manage Executive Compensation and Align with Shareholder Interests

Bloated executive compensation and option grants relative both to historical executive compensation and relevant peers

While shareholders can expect to pay for quality management, the rampant escalation in total compensation relative to Aurinia's middling share price performance is hard to reconcile.

You might be surprised to realize that from its first full year following the merger with Isotechnika through to and including 2018, **total compensation paid to the five highest paid executive officers grew a total of approximately 23%** to over $5.0 million. At that level of growth relative to the modest growth in share price over the same period and the failure to achieve commercialization of any of Aurinia's key products, how large might executive compensation rise should Aurinia actually achieve any of its strategic objectives?

Regrettably this trend only continues under the current board of directors. With the hiring of Aurinia's new CEO, base salary for the CEO has gone from US$504,000 to US$650,000 (with a one-time potential cash bonus of US$250,000 if Mr. Greenleaf remains employed by Aurinia for a mere year), with equity compensation increasing from 1,050,000 to 1,600,000 stock options. **Those represent single year increases of nearly 30% on salary and over 50% on equity compensation.**

NEW CEO COMPENSATION ESCALATION				
Calendar Year and Individual	**Base Salary Paid (USD)**	**Year over Year Increase**	**Initial Equity Compensation (# Options)**	**Year over Year Increase**
2019 (Greenleaf)	**650,000**[1]	**29%**(1)	**1,600,000**	**52%**
2017 (Glickman)	504,000	3%	1,050,000	5%
2016 (Rowland)	490,000	0%	1,000,000	35%
2013 (Zaruby)	490,000	-	742,200	-

Note:
(1) 79% including Mr. Greenleaf's US$250,000 bonus if employed by Aurinia for 12 months.

Compared to an appropriate subset of management's self-selected peer group, Aurinia's total compensation paid to its top five executives is an extreme outlier, further reflecting the failure to align compensation with pay or adhere to pay for performance principles. For the purpose of this analysis, an appropriate comparator group of similar size and scope derived from Aurinia's own compensation peer group used for named executive officer compensation benchmarks for 2017 was used (being the compensation year that Mr. Glickman received egregious compensation as CEO). While Aurinia's compensation peer group for 2017 consisted of 21 public companies, many of those companies are significantly smaller than Aurinia and not suitable for comparative purposes, prompting us to set a low capitalization threshold for inclusion of $300 million.

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR GREEN PROXY OR GREEN VIF TODAY

For questions or assistance, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon, at 1-833-266-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphon.ca.

To keep current with further developments and to vote your shares, visit www.aHealthierAurinia.com.

- 8 -

Comparators	TOTAL CEO COMPENSATION (US$)	
	FY 2018	FY 2017
ArQule Inc.	1,744,527	1,390,888
ChemoCentryx Inc.	3,862,225	2,655,140
Cytokinetics Inc.	3,265,575	2,867,838
MediciNova Inc.	2,853,305	2,557,279
Resverlogix Corp.	533,692	751,037
Rigel Pharmaceuticals Inc.	3,980,860	2,172,790
Aurinia Pharmaceuticals Inc.[1]	**5,014,617**	**3,111,215**
Percent Rank	**P100**	**P100**

Note:

(1) Aurinia FY2018 disclosed total CEO compensation is artificially depressed due to the anticipated retirement of Mr. Glickman. Incoming indicative compensation for Mr. Peter Greenleaf is used for an appropriate comparison which includes a base salary of US$650,000, signing bonus of US$250,000, a target bonus of 70% of base salary, and 1,600,000 units of initial options valued at an estimated C$2.8314 per stock option using Aurinia's 2018 stock option grant valuation for summary compensation table disclosures as an estimate.

The current board has allowed executive compensation to continue to climb without appropriate performance-based brakes to ensure that Aurinia is receiving value for money.

No Performance-Based Equity Compensation

While clinical trial stage pharmaceutical companies pay a significant proportion of their executive compensation in the form of equity compensation in view of the limited revenues with which to pay cash compensation, shareholders deserve and require a meaningful connection between all of the cheap stock options being granted to them and the performance of Aurinia under their watch.

Indeed, that is the approach now taken by a growing number of public companies, including members of Aurinia's self-selected peer groups, thereby giving shareholders some confidence that the executives will not become unjustly enriched while the shareholders are left holding the bag. Whether they be performance share unit plans that link their ultimate payout to the achievement of certain corporate and personal goals or performance option plans that set floors on exercise prices above market at the time of grant, compensation committees at all manner of issuers have structured mechanisms well suited to their specific contexts to protect the corporate treasury from a raid by its own executives.

As we have, you should ask yourself why your Board of Directors and its Compensation Committee have determined that Aurinia's executives should not be similarly incentivized.

Further, as Aurinia transitions from a clinical to a commercial pharmaceutical company, the Board of Directors is going to have to be up to the task of realigning its compensation practices to properly incent management and other employees while recognizing the solemn trust the shareholders have given the Board of Directors in relation to the corporate treasury. Having failed to adopt effective compensation models and otherwise maintain the requisite discipline on their use to date, how can we as shareholders expect this Board of Directors to even understand what compensation schemes will be appropriate, let alone exercise the discretion to implement them in an objective manner.

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR GREEN PROXY OR GREEN VIF TODAY

For questions or assistance, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon, at 1-833-286-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphon.ca.

To keep current with further developments and to vote your shares, visit www.aHealthierAurinia.com.

- 9 -

No Clawback Policy

Not only has Aurinia gone to great lengths to provide former CEOs with the ability to continue or vest their initial option grants despite leaving the company, Aurinia has not adopted any recoupment or clawback policies that would allow some reimbursement to Aurinia in appropriate circumstances as a risk mitigation feature following their departure.

Taking care of the corporate treasury in the long-term best interests of Aurinia and its shareholders must finally become a priority for the board of directors. Adopting simple and commonplace measures such as a clawback policy are the low-hanging fruit of improved corporate governance yet the current board of directors has failed even to achieve their implementation.

Issuance of Options to Non-Executive Directors

It is both common practice and a matter of good governance to limit non-executive director participation in stock option plans given the potential for conflict of interest for those charged with overseeing not only a company's compensation scheme but also its broader corporate governance practices if they are both arbiter and beneficiary of those schemes. Aurinia's stock option plan has no such limitations and provides for entirely discretionary participation by non-executive directors.

This is just another example of this Board of Directors failing to take the steps necessary to ensure everybody from directors to executive officers is properly compensated in an accountable and fair manner. Is that really so much to ask of a Board of Directors?

Limited Use and Utility of External Compensation Advisors

Many issuers in recent years, recognizing the increasing scrutiny being applied to their compensation practices and with a good faith interest in aligning their approach to executive compensation with appropriate performance metrics, have engaged external advisors to lend them their expertise. Generally speaking, for issuers who have not undertaken a thorough stem to stern compensation analysis previously, such engagements involve the compensation consultant among other things analyzing policies, compiling relevant peer groups, highlighting deficiencies and suggesting improvements, all with the objective of ensuring corporate and shareholder interests are protected while still motivating executives to strive to achieve individual and corporate strategic objectives.

In Aurinia's case it has since 2014 retained the services of Arnosti Consulting Inc., a Pennsylvania-based consulting organization with very limited experience in the Canadian capital markets, currently advising only one other Canadian reporting issuer in respect of its compensation policies.

Further, Arnosti (and intermittently Aon plc) has only been mandated to assist in updating the benchmarking data and providing advice on the total direct compensation for the calendar year. While certainly better than having no external support, such a limited updating and total compensation advisory mandate falls far short of what Aurinia truly requires. For instance, such mandate wouldn't by its nature be likely to touch on the broader structural components of executive compensation, the types and thresholds for performance targets and milestones, the appropriateness of the different components and whether alternative compensation components might be more suitable. As such, Aurinia appears to have neither availed itself of appropriately qualified external assistance nor mandated any such external advisor to truly take a fresh look at its compensation and bring Aurinia's policies into alignment with best practices.

ILJIN's nominees will be laser focused on retaining appropriate expertise to facilitate the restructuring of Aurinia's compensation program to better align executive compensation with the achievement of personal and corporate objectives, for the betterment of all shareholders.

We have highlighted many of the foregoing executive compensation concerns, along with our broader governance concerns, to Aurinia over many months in the hope that a process like this proxy contest could be avoided. We have asked questions which have gone unanswered; asked to see records and information that has gone unprovided and pleaded for change to address these concerns. Although we will commend them for finally, after first making the request of them to do so in October 2018, seeking shareholder approval of its

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR GREEN PROXY OR GREEN VIF TODAY

For questions or assistance, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon, at 1-833-286-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphon.ca.

To keep current with further developments and to vote your shares, visit www.aHealthierAurinia.com.

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approach to executive compensation through an advisory say-on-pay vote, this must be recognized for what it is – an attempted prophylactic veneer adopted at the last minute by a board of directors that knew they would be under significant scrutiny this proxy season, including from ILJIN. Finally you can communicate with Aurinia's board of directors your perspective on their problematic pay practices and usher in a new era of executive compensation structure, overseen by a refreshed board of directors.

FAILURE on other Governance Matters

No Share Ownership Requirements for CEO, Named Executive Officers or directors, all of whom have minimal or no investment in Aurinia or risk associated with Aurinia's success or failure

Aurinia has adopted no policy with respect to officer or director share ownership notwithstanding the importance of ensuring alignment between the interests of officers and directors and those of shareholders.

As a result of the Governance & Nomination Committee's failure to implement such policies, Aurinia is in the untenable situation of having **only one (1) director that currently own any of Aurinia's common shares (Dr. Daniel G. Billen; 20,000 (0.02%))**. Even absent such a policy one might expect that such directors might take a personal interest in ensuring that they are incentivized to act towards ensuring the long-term best interests of the corporation are well served. Alas, only one has, the newest member of the board. If nothing else, if they really believed in Aurinia, their own self-interest should compel them to buy stock. It is clear that this group is interested only in receiving cash and free stock, however.

With respect to executive officers, the aggregate shareholding picture is no better.

Mr. Greenleaf, the new CEO, owns no common shares of Aurinia. Given his short tenure as CEO perhaps that is understandable given blackout periods and other transition matters. However, no such justification applies in relation to the **remaining senior officers** who **collectively hold just 726,013 common shares or approximately 0.79% of Aurinia's issued and outstanding shares based on their public insider filings as of May 31, 2019**, as follows: Dr. Neil Solomons (297,999 common shares), Michael Martin (340,224 common shares), Dennis Bourgeault (21,452 common shares), Dr. Robert Huizinga (56,055 common shares), Dr. Erik Eglite (3,800 common shares), Rashieda Gluck (1,483 common shares), Ron Demers (0 common shares), Larry Mandt (0 common shares), Bradley Dickerson (5,000 common shares), Sue Evans (undisclosed) and Dr. Simrat Randhawa (undisclosed).

The Concerned Shareholder's nominees for election will ensure a more appropriate governance structure is implemented, including in relation to the introduction of mechanisms to ensure the appropriate alignment between the interests of directors and senior officers and those of Aurinia's shareholders.

It's about time those directly responsible for charting Aurinia's pathway to success had some stake in the achievement of its objectives.

No Gender Diversity – Perpetuating the Old Boys' Club

Notwithstanding Aurinia's recent commitment to refresh its board of directors, not only could the Governance & Nomination Committee not recommend anyone that didn't have a prior relationship with their former Chairman and CEO, but they either couldn't or didn't try to identify a qualified female candidate to address Aurinia's woeful gender diversity record.

For the entirety of Aurinia's existence the Governance & Nomination Committee has been unable or unwilling to bring forward a single female candidate as a director of the corporation for the approval of shareholders. It is completely unacceptable for an entity of Aurinia's size and with its public company history never to have had a female director and represents yet another failing of the committee chaired by Dr. Milne, now Aurinia's Chairman.

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR GREEN PROXY OR GREEN VIF TODAY

For questions or assistance, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon, at 1-833-286-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphon.ca.

To keep current with further developments and to vote your shares, visit www.aHealthierAurinia.com.

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Although Aurinia adopted a diversity policy in respect of the identification and nomination of female directors in 2015, the fact that four years later that policy has failed to identify a single candidate for election strongly suggests that it has been adopted purely as window-dressing intended to obscure what remains an old boys' club of Dr. Glickman's colleagues. The diversity policy is simply a mirage to persuade the proxy advisory firms into providing positive voting recommendations and nothing more.

In contrast, ILJIN has identified an eminently qualified female director in Dr. Yu, with years of relevant experience and expertise that will be immediately beneficial to the board of directors and unencumbered by any conflicting loyalties either to ILJIN or Aurinia's prior Chairman and CEO. ILJIN's candidates are also dedicated to the adoption of improved corporate governance practices, including in relation to diversity.

Gender diversity isn't a card to play or a box to check. It reflects a commitment to good governance that ILJIN takes seriously and which its nominees will ensure receives the attention it deserves.

Serving on Too Many Boards – "Overboarding"

Mr. Greenleaf, Aurinia's new Chief Executive Officer, currently sits on the board of directors of four (4) additional NASDAQ listed companies. Proxy advisors and institutional shareholders have long held policies related to director overcommitments, particularly in the circumstance of chief executive officers, that discourage this kind of overstretching of time and attention among such a considerable number of entities.

Particularly in the case of our new Chief Executive Officer, we should demand a level of commitment appropriate for the demands of the position and reflective of the unique considerations associated with this pivotal time in our corporation's history as we move from clinical to commercial. Can shareholders expect a full-time commitment from Mr. Greenleaf to Aurinia's business and affairs with the backdrop of inevitably competing demands from multiple other public company boards? No. But we should demand it.

Shareholders should rightly question why the board of directors has not implemented policies to manage board overcommitments.

Prior Governance Failings

Insufficient Governance Expertise

As reflected in Aurinia's press release of July 12, 2017, Aurinia's board of directors mistakenly appointed then CEO Dr. Richard Glickman to the audit committee of the board of directors in response to the resignation of another board member previously serving on such committee.

Notwithstanding that such contravention was in direct contravention of both NASDAQ rules and Canadian securities laws in relation to the requisite independence of audit committee members, it took Aurinia some 44 days to recognize the breach.

The current board and management of Aurinia would have you believe that their current slate of director nominees reflects the continuation of a longstanding tradition of competent stewardship of the corporate ship, while the truth is that it is a perpetuation of the same governance failings that resulted in this embarrassing incident.

Bloated Non-Audit Fees

Based on the Company's most recent disclosure, Aurinia paid PwC LLC $302,092 in 2018, of which a majority is related to non-audit fees. Major proxy advisors and institutional shareholders have long had policies regarding the proportion of audit-related fees versus non-audit related fees. Approval of such fees by the incumbent board's audit committee where a majority is non-audit fees is another clear indication of a lack of understanding of basic corporate governance standards.

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR GREEN PROXY OR GREEN VIF TODAY

For questions or assistance, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon, at 1-833-266-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphon.ca.

To keep current with further developments and to vote your shares, visit www.aHealthierAurinia.com.

- 12 -

FAILURE of the Board to Properly Ensure Independence

Management's proposed board renewal reflects a failure of the Governance & Nomination Committee of which Dr. Milne was most recently the Chairman

- **Aurinia's Board Renewal Process seeking "New Experiences and Skill Sets" somehow results in yet another long-time Glickman associate being proposed for appointment**

Following what was presumably an exhaustive and comprehensive search for directors to bring "new experiences and skill sets", Aurinia has identified Mr. R. Hector MacKay-Dunn as the breath of fresh air that should reassure shareholders that it appreciates the importance of independence.

While Mr. MacKay-Dunn's list of accomplishments as a partner with the law firm of Farris Vaughan, Wills & Murphy LLP are impressive and his recognition extensive, his nomination is a shocking confirmation of the groupthink that so dominates the current board of directors of Aurinia.

Listening to the steady drumbeat of ILJIN's concerns with independence and proper governance for months, and in an effort presumably to anticipate our slate of alternative directors and pre-empt our now public articulation of those concerns, Aurinia has done exactly what it always has. It looked to its former Chairman and CEO's contact list and dialed the number of one on his long-time friends and colleagues.

And so it goes. Independence buried with a stake through its heart. This is what qualifies as board refreshment at Aurinia.

Among other things, Mr. MacKay-Dunn's relationship with Dr. Glickman goes all the way back to at least 2002 when Mr. MacKay-Dunn assisted with the incorporation of Aspreva Pharmaceuticals Corp. ("**Aspreva**"), a corporation which Dr. Glickman co-founded and through which the various web of interconnections among Messrs. Glickman, Milne, Hayden and others flow. Thereafter, Mr. MacKay-Dunn would serve as a director and corporate secretary of Aspreva before it was finally acquired by Galenica Group in 2008.

Unsurprisingly, you will hear the name Aspreva a fair amount in the discussion that follows, as it's proved a veritable gold mine for sourcing Aurinia's notionally independent board of directors.

As if working so closely over a period of years with Dr. Glickman in relation to Aspreva weren't enough to raise doubts about his competing loyalties, Mr. MacKay-Dunn also happened to represent Aurinia itself, another of Dr. Glickman's companies, prior to its merger with Isotechnika in 2013.

Should you be tempted, however, to think these just old relationships the relevance of which has eroded with the passage of time, it's worth noting that when Aurinia won the "Company of the Year" award at the 20th Annual LifeSciences BC awards dinner on April 19, 2018, it was Mr. MacKay-Dunn standing on stage presenting the award to a beaming Dr. Glickman.

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR GREEN PROXY OR GREEN VIF TODAY

For questions or assistance, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon, at 1-833-286-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphon.ca.

To keep current with further developments and to vote your shares, visit www.aHealthierAurinia.com.

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Source: www.lifesciencesbc.ca/event/20th-annual-awards-dinner-presented-by-farris/

The board of directors should stop patting itself on the back over its diligent recruitment and board selection process. If possible, Mr. MacKay-Dunn's relationship with Dr. Glickman is even deeper and longer lasting than the network of relationships that other "independent" board members have with Dr. Glickman.

Electing Mr. MacKay-Dunn will do absolutely nothing for the board of directors of Aurinia but entrench the cozy cadre of colleagues from Dr. Glickman's past and reinforce the loyalties that have been responsible for the poor governance that epitomizes the current board of directors.

- **Dr. George Milne has been elevated to the position of Chairman of the Board, rewarding Dr. Milne for his failed oversight of the board renewal process and governance shortcomings**

Dr. George Milne has been the chair of the Governance & Nomination Committee of the board of directors of Aurinia since 2018 and prior thereto Dr. Glickman held the role from 2016. During that time, and in addition to the rushed director refreshment process that has resulted in the proposed appointment of another of Dr. Glickman's long-time colleagues to the board, he has overseen the repeated refusal of the board of directors to engage in any meaningful way with its single largest and longest holding shareholder, the Concerned Shareholder.

Over the course of the last year, ILJIN has made numerous inquiries and attempted to discuss a number of matters critical to the proper oversight of Aurinia and the management of its corporate resources, including:

- Concerns about the escalation of operating expenses without justification or clear attribution
- Concerns about executive compensation and equity compensation, including
  - The selection of the appropriate peer group
  - The disconnect between share price performance and executive compensation
  - An unwillingness or inability to justify the approach to executive compensation
- Concerns about board governance and procedure generally

While providing soft comfort that dialogue would be forthcoming and collaboration with ILJIN would ultimately result, discussions never measurably progressed and no serious efforts were made to allay ILJIN's concerns. While ILJIN has been an incredibly patient shareholder, the lack of respect for its concerns and unwillingness to engage has left ILJIN with no other choice but to take its concerns to the other shareholders and attempt to introduce change through its nominees. What has become clear to ILJIN during the course of the preceding year is that the existing Governance & Nomination Committee headed by Dr. Milne (and now as Chairman of

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR GREEN PROXY OR GREEN VIF TODAY

For questions or assistance, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon, at 1-833-266-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphon.ca.

To keep current with further developments and to vote your shares, visit www.aHealthierAurinia.com.

- 14 -

the Board) was only prepared to make token gestures. Token gestures cannot effect the changes necessary to reset the governance balance at Aurinia that is so sorely needed. Mr. MacKay-Dunn's nomination is just the latest example of the sort of half-measures which characterize this board of director's efforts towards improvement.

Plain and simple, this is not an independent board. It is the Former Chairman's legacy of relationships

The chart below illustrates the web of interconnected relationships between each of the current board members (excluding ILJIN's representative, Dr. Joon Lee) which calls into question any expectation of independence. Rather, it speaks to a collective borne out of longstanding and historical relationships centred around Aurinia's founder and former Chairman and Chief Executive Officer Dr. Richard Glickman. With the nomination of Mr. MacKay-Dunn as a proposed new "independent" board member, the web only extends to become more troublesome and sacrifice the very thought of good governance at the alter of Aurinia's former Chairman and Chief Executive Officer.


Dr. Benjamin Rovinski
Joined Board at inception
Managing Director at Lumira Capital Investment Management Inc. ("Lumira")
Dr. Daniel Billen
Consultant at Aurinia in 2018
Joined Board in April, 2019
Former VP and GM at Amgen
Mr. Joseph Hagan
Joined Board in February, 2018
Former MD of Amgen Ventures ("Amgen")
Dr. Richard Glickman
Founder of Aurinia
Co-founder of Aspreva
Partner at Lumira
Dr. George Milne
Joined Board in May, 2017
Director at Aspreva Pharmaceuticals Corp. ("Aspreva")
Mr. R. Hector MacKay-Dunn
Counsel to, and director and corporate secretary of Aspreva from inception
Former counsel to Aurinia
Dr. Michael Hayden
Joined Board in February, 2018
Co-founder of Aspreva

In view of the significant spiderweb of relationships which emanate from Dr. Glickman, including the Aspreva relationships, the Lumira relationships and the Amgen relationships, the potential for group think and the mixed motivations that such historical allegiances could be anticipated to introduce, the Concerned Shareholder is keenly interested in introducing truly independent directors to the Board of Directors.

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR GREEN PROXY OR GREEN VIF TODAY

For questions or assistance, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon, at 1-833-266-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphon.ca.

To keep current with further developments and to vote your shares, visit www.aHealthierAurinia.com.

- 15 -

None of the Concerned Shareholder's proposed nominees has any prior relationship with any of the current members of the Board of Directors. Nor do any of the Concerned Shareholder's nominees have any prior relationship with each other.

Our nominees are simply qualified, competent and professional and prepared to bring their considerable expertise and independent judgment to bear on matters of material importance to Aurinia. Such independence is absolutely critical in view of the historical poor governance practices of the current Board of Directors, particularly so at this very important juncture in Aurinia's development, as it transitions from a clinical stage to commercial stage pharmaceutical company.

The Revolving Door of Chief Executive Officers…but only one Chairman

Six. Six happens to be a very important number in Aurinia's brief history. Not only does six represent the number of years Aurinia has been in existence post-Isotechnika. Six also happens be the number of CEOs that Aurinia has had over the same period. Of course as you will now no doubt appreciate, one is also a very important number for Aurinia and at the core of many of the concerns we have articulated for you in this Circular. One is the number of Chairmen of the board of directors that Aurinia has had over this entire period. That one is Dr. Richard Glickman.

It is clear that the CEO position has been nothing but a revolving door for Aurinia during Dr. Glickman's reign as Chairman. Regardless of the stage of Aurinia's growth, its success in achieving objectives or its massive potential, CEOs under Dr. Glickman and his board don't stick around.

This revolving door has to stop moving. While Dr. Glickman is now retired and ostensibly no longer influencing strategic direction and the success of its current CEO, by virtue of the continuation in their roles the close web of Dr. Glickman's directors and with his hand-picked successor as Chairman, the same sentiments that led to the constant departure of prior CEOs will continue to play out in the boardroom.

It is up to us as shareholders to put an end to the cozy relationships and conflicting loyalties of the current board of directors and introduce the independence necessary to ensure that Aurinia can benefit from the stability and consistency of a single unifying CEO during this critical period of transition.

Not only is the revolving door of CEOs bad for continuity, the efficient discharge of strategic priorities and market perception, it is unbelievably costly for Aurinia and its shareholders. After serving for a short period, these individuals keep their large stock options or make arrangements to extend the exercise of their stock options and shareholders are left with nothing but poor performance and severance costs. It is evident that Aurinia's board has failed in recruitment of appropriate CEOs, having proper succession planning, and has practiced paying for failure through golden hellos and goodbyes to the benefit of insider CEOs. For instance, since 2013 (excluding the extremely brief tenures of Dr. Foster and Dr. Glickman on an interim basis), Aurinia has borne severance and sign-on costs as follows:

CEO	Joined	Departed	Years Served	Initial Options Granted (US$)	Incremental Separation Costs (US$)	Initial Option Treatment
Peter Greenleaf[1]	4/29/19	-	-	$3,659,617	-	-
Richard Glickman	2/6/17	4/29/19	2.22	$2,249,019	1 year consulting agreement	Unvested stock options at May 6, 2019 were modified such that they will vest in equal instalments over the next 12 months, subject to Dr. Glickman remaining an advisor to Aurinia at each vesting date.

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR GREEN PROXY OR GREEN VIF TODAY

For questions or assistance, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon, at 1-833-286-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphon.ca.

To keep current with further developments and to vote your shares, visit www.aHealthierAurinia.com.

- 16 -

CEO	Joined	Departed	Years Served	Initial Options Granted (US$)	Incremental Separation Costs (US$)	Initial Option Treatment
Charles Rowland	4/11/16	2/6/17	0.82	$1,375,951	$526,417	Any options forming part of the initial option grant that are unvested as of the termination date, but would have vested during the severance period, would immediately vest upon termination.
Stephen Zaruby	11/6/13	4/10/16	2.43	$2,049,751	$404,671	Unexercised vested options exercisable over a period of 90 days.

Note:
(1) Value of option grant for Peter Greenleaf based on 1,600,000 initial options valued at an estimated C$2.8314 per stock option using Aurinia's 2018 stock option grant valuation for summary compensation table disclosures as an estimate.

FAILURE of the Board to Properly Oversee and Control Expenditures

Explosive Growth in Expenses Year over Year and Relative to Peer Group

ILJIN has been a shareholder of Aurinia for longer than anyone, having been associated with Aurinia and its predecessor since ILJIN became intrigued by the potential of voclosporin in 2010. While we appreciate the very considerable time and expense associated with research and development in the pharmaceutical space and have remained a loyal shareholder throughout Aurinia's development notwithstanding those significant expenses, over the last number of years we have become increasingly concerned with the rapid and significant escalation in those expenses, both on a standalone basis and relative to Aurinia's peers.

For instance, from 2016 to 2018, annual research and development (R&D) expenses increased from **$14.5** million to **$41.4** million (or an increase of 185%).

(USD $000)	2016	2017	2018
Contract research organization and third party clinical trial expenses	10,178	21,634	27,923
Drug supply and distribution costs	1,800	7,124	4,893
Salaries, incentive pay and employee benefits	1,622	3,065	4,260
Sum	**13,600**	**31,823**	**37,076**
Other expenses (travel, insurance, etc)	604	1,114	1,609
Non-cash stock compensation expense	330	993	2,697
Total R&D Expenses	**14,534**	**33,930**	**41,382**

The lion's share of the foregoing expenses relate to contract research organizations and third party clinical trial expenses and can be expected to vary depending on the size and scope of the clinical trials being conducted. However, isolating those expenses and adjusting for the number of patients involved in the clinical trials and the specific clinical trials being conducted reveals that even on adjusted basis the expenditures per patient have grown by 34% over that same period.

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR GREEN PROXY OR GREEN VIF TODAY

For questions or assistance, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon, at 1-833-286-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphon.ca.

To keep current with further developments and to vote your shares, visit www.aHealthierAurinia.com.

- 17 -

(USD $000) for dollar amounts	2016	2018
Total R&D Expenses	**14,534**	**41,382**
Number of Patients		
LN Phase 2 vs Phase 3	256	358
Aurora 2 Extension	-	85
DES Phase 2a	-	100
Sum	**256**	**543**
Total R&D Expenses per Patient	**57**	**76**

Leaving aside the R&D expense growth, a similar pattern emerges in relation to general and administrative expenses (G&A) as well. From 2016 to 2018 Aurinia's SG&A expense growth has been among the highest, on a relative basis and compared to a relevant peer group. In reviewing the below, it is important to note that while Rigel Pharmaceuticals Inc.'s SG&A expense growth has been greater by a large margin as compared to Aurinia, it is also a revenue-producing company, unlike Aurinia, limiting its relevance.

Comparators	**Sales, General & Administrative Expenses (USD $000)**			**% Growth (2016-2018)**
	2016	**2017**	**2018**	
ArQule Inc.	7.56	7.55	10.75	42%
ChemoCentryx Inc.	14.71	16.51	20.41	39%
Cytokinetics Inc.	27.82	36.47	31.28	12%
MediciNova Inc.	7.36	8.80	9.96	35%
Resverlogix Corp.	4.33	4.27	4.07	-6%
Rigel Pharmaceuticals Inc.	20.91	37.83	70.00	235%
Aurinia Pharmaceuticals Inc.	**6.97**	**12.10**	**13.67**	**96%**

Source: Bloomberg Finance LP

ASSEMBLING A BOARD CAPABLE OF TAKING THE NEXT STEP – AURINIA'S FUTURE IS IN YOUR HANDS

The Concerned Shareholder's nominees have the complementary technical and scientific expertise, management experience, international transactional expertise and track record of success to position Aurinia for the next phase of its development. Taking Aurinia from clinical to commercial will take the combined efforts of an appropriately qualified and reoriented board discharging its duties to the highest governance standards and with a shared interest in greater value for shareholders, plotting the course for Aurinia's management team to follow. As reflected in the table below, a retooled board including the Concerned Shareholder's nominees is the right board for the job. A more complete description of the Concerned Shareholder's nominees can be found in the proxy circular accompanying this letter under the heading "Matters to be Acted Upon at the Meeting – Election of Directors" and on our website at www.aHealthierAurinia.com.

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR GREEN PROXY OR GREEN VIF TODAY

For questions or assistance, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon, at 1-833-266-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphon.ca.

To keep current with further developments and to vote your shares, visit www.aHealthierAurinia.com.

- 18 -

Director Nominee	Independence	Expertise
Dr. Robert Foster	✓	• Primarily responsible for discovery of voclosporin, the keystone drug for Aurinia's entire business • Discovery, development and commercialization of pharmaceuticals • Corporate transactional experience • Proven leadership as prior CEO of a number of companies • Familiarity with Aurinia and its core drug • Experience as a public company director and the governance and accountability expectations
Mr. Soon-Yub (Samuel) Kwon	✓	• Over 30 years of international legal experience • Significant healthcare experience both in Korea and internationally in advising and acting as counsel for transactions • Understanding and experience of a broad range of transactional and regulatory matters, including in the healthcare space • Experience with the commercialization of certain pharmacological products • Familiarity with Canadian, United States and international markets and trade access through bilateral and multilateral negotiations and government procurement practices
Dr. Myeong-Hee Yu	✓	• Over 30 years of biotechnology experience both in Korea and internationally • Experience in governance of organizations and companies in both the private and public sector • Long-standing involvement in governmental relations, policy development and cooperatives with international organizations • Recognized expertise in biochemical research

With the foregoing three (3) Concerned Shareholder nominees, ILJIN hopes to facilitate the transition of Aurinia from a development stage pharmaceutical company with a history of unrealized potential and executive and director misalignment to a powerhouse of scientific expertise pointed in the direction of commercial success by a rejuvenated and reoriented board of unsurpassed talent. Importantly, the Concerned Shareholder nominees have demonstrated a commitment to focusing on the best interests of shareholders across multiple organizations and transactions. They also have the shareholder mindset necessary to ensure that shareholder value is maximized.

Upon the successful election of our three (3) Concerned Shareholder nominees, we expect that our nominees, through the Governance & Nomination Committee and the Compensation Committee, as applicable, will help implement governance and compensation best practices at Aurinia to unlock shareholder value and rebuild shareholder confidence. Our Concerned Shareholder nominees can be expected to take the following steps, among others:

1. **Implement a robust share ownership guideline for directors and executives to inhibit excessive risk taking and to promote share ownership and alignment.**
2. **Implement performance-based equity compensation for named executive officers; a minimum of 50% of the equity pay mix will consist of performance share units tied to rigorous performance metrics.**
3. **Establish a robust shareholder engagement program that ensures that shareholder voices are heard and that shareholders will have regular dialogue with the board.**
4. **Adopt a clawback policy to restrict excessive risk-taking and prevent windfall for executives.**

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR GREEN PROXY OR GREEN VIF TODAY

For questions or assistance, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon, at 1-833-286-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphon.ca.

To keep current with further developments and to vote your shares, visit www.aHealthierAurinia.com.

- 19 -

5. **Review the audit fees and relationship with the auditors to ensure the non-audit fees are maintained at an appropriate level.**
6. **Establish an effective board refreshment policy to ensure that the new nominees are truly independent.**
7. **Revisit Aurinia's gender diversity policy to ensure it is structured in accordance with best corporate governance practices and with a proposed target of at least two female directors on the board by the 2020 annual meeting.**
8. **Review the severance agreements of existing named executive officers to ensure that all change of control provisions align with best governance practices.**

Our Concerned Shareholder Nominees can also be expected to undertake actions in concert with the remaining board members to unlock shareholder value, including:

1. **Thoroughly reviewing corporate SG&A for opportunities for efficiency gains.**
2. **Thoroughly reviewing R&D expenses, including Aurinia's relationships with third parties (including contract research organizations) and its own internal processes for opportunities for efficiency gains and alternatives to institutional complacency.**
3. **Revisiting the drivers of overall compensation growth and working with suitable external advisors to develop a compensation program that encourages and motivates employees while facilitating the achievement of corporate objectives and compensation expense control.**
4. **Developing a long-term strategy as a standalone pharmaceutical company, including fully pursuing Aurinia's current and future alternative applications of voclosporin and to move market perception away from a binary bet on the success of voclosporin in treating LN.**

AURINIA'S REACTION TO OUR PROPOSED NOMINEES – MAKING OUR CASE FOR ENTRENCHMENT AND LACK OF INDEPENDENCE

Although we submit that the litany of failings detailed and discussed above makes the case for change on its own, Aurinia has been gracious enough to offer shareholders yet more evidence that their interests lie not with good governance, the advancement of the strategic objectives of the corporation or the achievement of maximum long-term value for shareholders, but with their own entrenchment and the defense of the perceived legacy of their beloved ex-Chairman and CEO, Dr. Richard Glickman.

On Friday, May 24, 2019, we provided our advance notice to Aurinia in respect of our intention to nominate four independent directors for consideration by shareholders at the upcoming annual general meeting. The deadline for providing such notice under Aurinia's advance notice bylaw was in fact May 27, 2019 at 5:00pm (Mountain time), but we wanted to give Aurinia incremental time to consider our nominees and perhaps reach out to discuss the possibility of settling on a mutually agreeable slate of directors that would address the myriad concerns raised in this circular without the need for unnecessary time and expense for us or Aurinia occasioned by letting a proxy battle run its full course.

We have been a longstanding holder of Aurinia's stock and intend on continuing to be a holder for the foreseeable future, so preserving an amicable relationship while addressing our concerns was as much in our interest as Aurinia's. Nonetheless, and to our great disappointment, we received no contact whatsoever from Aurinia.

As it turns out, Aurinia was busy over the weekend. Not busy trying to negotiate a reasonable compromise, but rather passing along the substance of our advance notice submission to none other than Aurinia's former Chairman and Chief Executive Officer, Dr. Richard Glickman.

Dr. Glickman then felt it appropriate to act on this confidential information by contacting one of our nominees and the creator of the very drug that Aurinia's existence and future prospects depend upon, Dr. Foster, to berate for agreeing to stand for election.

If you needed confirmation as to the patriarch to whom this board of directors remains beholden, you need look no further.

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR GREEN PROXY OR GREEN VIF TODAY

For questions or assistance, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon, at 1-833-266-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphon.ca.

To keep current with further developments and to vote your shares, visit www.aHealthierAurinia.com.

- 20 -

Retired and replaced both as Chairman and Chief Executive Officer on April 29, 2019 and with only an advisory role to connect him to Aurinia, Aurinia nonetheless sought out Dr. Glickman in its moment of need. And boy did Dr. Glickman step up to the plate and take a big swing at our nominee on their behalf.

On receipt of our advance notice:

- Did the board of directors strategize on how to save Aurinia time and money and address their governance shortcomings? **No**
- Did the board of directors reach out to us to commence a dialogue in search of a compromise? **No**
- Did the board of directors respect the right of its largest shareholder to propose directors for consideration by all shareholders? **No, it actively sought to sabotage our nominees through the intimidation tactics of its former Chairman and Chief Executive Officer, Dr. Richard Glickman.**

Rather than adhere to their securities and privacy law obligations to maintain the contents of our advance notice submission in strict confidence, Aurinia felt it entirely appropriate to feed the information to Dr. Glickman to initiate a hit job on our nominee in the most crass and unprofessional manner. **Good governance, ethics and securities laws be damned.**

On learning of these entirely inappropriate and questionable tactics we sent a letter to Aurinia's principal regulator, the British Columbia Securities Commission, to highlight the very real prospect of a breach of applicable securities laws against selective disclosure. We trust the securities regulatory authorities will treat the circumstances with the seriousness that is warranted.

In view of these matters and our concern with the implications of such inappropriate activities on proper board conduct and market perception, we requested by letter that Aurinia immediately sever all ties with Dr. Glickman, disavow itself of any involvement in these events, apologize to Dr. Foster and distance itself from what was objectively inappropriate and offensive conduct.

As of the date of this circular the Aurinia board of directors hasn't responded; reflecting both their own limited self-respect and loyalty to Dr. Glickman and their lack of respect for all of us as shareholders.

And so, here we are. Still looking for a way to finally break the chains that bind this board of directors to Dr. Glickman. Still looking for a way to improve corporate governance standards and restructure executive compensation, redirect the board's attention away from doing what it perceives Dr. Glickman wants and let shareholders have a say in how their corporation is to be managed.

We trust you now appreciate the urgent need for change that our experience with Aurinia over the past several years has made all too apparent to us.

A WORD ABOUT DR. HYEUK JOON LEE - WHY ARE WE RECOMMENDING A VOTE AGAINST OUR CURRENT REPRESENTATIVE ON THE BOARD OF DIRECTORS

In addition to being a longstanding shareholder of Aurinia, ILJIN has since the first annual meeting of shareholders following the merger with Isotechnika also had limited representation on the board of directors of Aurinia. At the annual general meeting in 2014, for instance, we had two of the nine board members as our representatives. Thereafter, we had one of seven directors in 2015; one of six directors in 2016 and 2017 and one of eight directors in 2018. In view of the significance of our investment in Aurinia it was important to us to have a representative whom we could rely on to carry our perspective and focus on governance best practices, compensation discipline and expense management to the boardroom.

Dr. Hyeuk Joon Lee was first elected to the board of directors of Aurinia in 2015 and has served in that capacity continuously since then, including as a member of each of the Compensation Committee and Governance & Nomination Committee. During that time Dr. Lee has in our view attempted to discharge his fiduciary and other duties in good faith and always with a view to the best interests of Aurinia and all of its shareholders, including ILJIN.

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR GREEN PROXY OR GREEN VIF TODAY

For questions or assistance, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon, at 1-833-266-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphon.ca.

To keep current with further developments and to vote your shares, visit www.aHealthierAurinia.com.

- 21 -

However, simply because Dr. Lee was our selected representative to the board of directors does not mean that we should be any less critical of his role in creating the governance and executive compensation challenges that Aurinia now faces. As a member of the Compensation Committee, Dr. Lee was partially responsible for the oversight of the remuneration and compensation policies adopted by Aurinia that have resulted in the bloated compensation structure and growing non-performance linked equity compensation it now has. As a member of the Governance & Nomination Committee he was partially responsible for monitoring and overseeing Aurinia's governance practices, including the consideration and selection of nominees for the board of directors. As such, Dr. Lee is in part to blame for the incestuous composition of Aurinia's board and its web of relationships which all ultimately lead to Dr. Glickman, as well as the failure to manage a robust board rejuvenation process that would introduce true independence and more rigorous governance practices to the board of directors.

In light of such considerations, and our general interest in refreshing our nominee given Dr. Lee's long service on the board of directors, during our discussions with Aurinia leading up the annual general meeting we indicated our interest in appointing another representative of ILJIN in place of Dr. Lee. Ultimately none of those discussions were fruitful and Aurinia would not allow us to substitute another qualified nominee for Dr. Lee. To this date we are confused as to Aurinia's motivations for such refusal, but the proxy process that we have commenced on your behalf affords us the opportunity to effect that replacement more formally and with shareholder approval in any event.

We are appreciative of Dr. Lee's dedicated service to Aurinia and its shareholders for the last four years and expect that Mr. Kwon, as our representative on the alternative slate of directors that we have proposed, will be a great steward of your company able to better effect the exercise of prudent independent judgment for which Dr. Lee was originally selected.

WE NEED YOUR VOTES – AURINIA'S FUTURE IS IN YOUR HANDS

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR GREEN PROXY OR GREEN VIF TODAY

For questions or assistance, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon, at 1-833-286-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphon.ca.

To keep current with further developments and to vote your shares, visit www.aHealthierAurinia.com.

- 22 -

RECOMMENDATION TO AURINIA SHAREHOLDERS		
Vote recommendation	**Voting matter**	
☑	**Fix the number of directors at eight**	
☑	**Re-appoint PricewaterhouseCoopers LLP as Auditors and authorize Aurinia's audit committee to fix the Auditors' remuneration**	
	Elect Nominees as Directors:	
☑	Dr. Robert Foster	(Concerned Shareholder Nominee)
☑	Mr. Soon-Yub (Samuel) Kwon	(Concerned Shareholder Nominee)
☑	Dr. Myeong-Hee Yu	(Concerned Shareholder Nominee)
☑	Mr. Peter Greenleaf	(Management Nominee)
☑	Dr. David R.W. Jayne	(Management Nominee)
☑	Mr. Joseph Hagan	(Management Nominee)
☑	Dr. Michael Hayden	(Management Nominee)
☑	Dr. Daniel Billen	(Management Nominee)
⊘	Dr. Hyuek Joon Lee	(Management Nominee)
⊘	Dr. George Milne, Jr.	(Management Nominee)
⊘	Mr. R. Hector MacKay-Dunn	(Management Nominee)
⊘	**Shareholders accept the approach to executive compensation disclosed in Aurinia's information circular for the annual general meeting of shareholders held on June 26, 2019.**	

THE CONCERNED SHAREHOLDER RECOMMENDS THAT SHAREHOLDERS:

DISREGARD ANY PROXY MATERIALS RECEIVED FROM MANAGEMENT AND DO NOT VOTE FOR ANY OF THEIR NOMINEES

IF YOU ARE A BENEFICIAL SHAREHOLDER AND RECEIVE A VOTING INSTRUCTION FORM OR OTHER FORM OF PROXY FROM AN INTERMEDIARY, THE CONCERNED SHAREHOLDER RECOMMENDS THAT YOU VOTE IN THE MANNER INDICATED ABOVE.

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR GREEN PROXY OR GREEN VIF TODAY

For questions or assistance, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon, at 1-833-266-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphon.ca.

To keep current with further developments and to vote your shares, visit www.aHealthierAurinia.com.

CONCERNED SHAREHOLDER'S PROXY CIRCULAR

FOR THE SOLICITATION OF PROXIES BY AND ON BEHALF OF

ILJIN

ILJIN SNT Co., Ltd.

FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

AURINIA PHARMACEUTICALS INC.

TO BE HELD ON WEDNESDAY, JUNE 26, 2019

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR GREEN PROXY OR GREEN VIF TODAY

For questions or assistance, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon, at 1-833-266-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphon.ca.

To keep current with further developments and to vote your shares, visit www.aHealthierAurinia.com.

(i)

QUESTIONS AND ANSWERS FOR SHAREHOLDERS

The following Questions and Answers are intended to address some of the key aspects of the Meeting (as defined in this Circular). This section is a summary only and is qualified in its entirety by the more detailed information contained elsewhere in this Circular (as defined in this Circular). Capitalized terms which are not defined in this Questions and Answers section have the meaning given to them elsewhere in this Circular. Shareholders are urged to read this Circular in its entirety.

Q: WHAT IS THE PURPOSE OF THE MEETING?

At the Meeting, you will be voting on, among other things, the election of three (3) new, independent board members that are committed to increasing the value of your investment in Aurinia (as defined in this Circular). The Concerned Shareholder Nominees (as defined in this Circular) have been selected because of their considerable expertise and experience relevant to executing Aurinia's long-term strategy. The other matters to be acted upon at the Meeting are described in this Circular.

Q: WHY ARE YOU PROPOSING AN ALTERNATIVE SLATE OF DIRECTORS FOR THE BOARD OF DIRECTORS OF AURINIA?

ILJIN has held Aurinia shares since its merger with Isotechnika (as defined in this Circular) in 2013 and has continued to provide equity support to facilitate the execution of Aurinia's business plan. It has been, and continues to be, a firm believer in voclosporin and its commercial potential. Unfortunately, we have seen unaddressed for far too long our longstanding concerns about the independence of the board of directors, escalating executive compensation untethered to corporate performance or the achievement of strategic objectives, increasing expenses, poor governance practices and the failure to achieve corporate objectives and meet market expectations.

Our patience has finally come to an end and we have initiated this process to give you, a shareholder like us, the opportunity to take the future of Aurinia in your hands and address the current failings by restructuring the board of directors.

We encourage you to take this opportunity to voice your concern about the inability of the current board to unlock the potential of voclosporin and executive and director misalignment. Vote for the Concerned Shareholder Nominees with a demonstrated commitment to focusing on the best interests of shareholders across multiple organizations and transactions and with a shareholder mindset necessary to ensure that shareholder value is maximized.

ONLY SHAREHOLDERS CAN EFFECT THE CHANGE NEEDED AT AURINIA.

Q: WHO IS SOLICITING MY PROXY?

ILJIN is soliciting your proxy for use at the Meeting.

ILJIN SNT Co., Ltd., the Concerned Shareholder, is a life science-focused investment firm with a portfolio of investments that are developing novel drugs, medical devices and diagnostics for unmet medical needs. The Concerned Shareholder is an active, engaged, long-term, disciplined and diligent investor investing in businesses where the market price does not reflect the long-term fundamental value of the business and with future growth potential. The Concerned Shareholder is a member of the ILJIN Group, a consortium of companies founded in Korea in 1968 by its current chairman, Mr. Chin Kyu Huh, with diversified technological interests ranging from electrical infrastructure and construction to medical devices, pharmacological products and information technology.

The Concerned Shareholder first became involved with voclosporin through a development, distribution and licensing arrangement with Isotechnika, a predecessor company to Aurinia, in 2010. As part of the transactions by virtue of which Isotechnika and Aurinia merged and continued under the name "Aurinia Pharmaceuticals Inc." in 2013, Aurinia reacquired from the ILJIN Group full rights to voclosporin in exchange for certain consideration and the ILJIN Group became a significant shareholder in Aurinia.

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR GREEN PROXY OR GREEN VIF TODAY

For questions or assistance, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon, at 1-833-266-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphon.ca.

To keep current with further developments and to vote your shares, visit www.aHealthierAurinia.com.

(ii)

The Concerned Shareholder currently holds **11,106,409** Shares (approximately 12%) and 666,666 warrants to acquire Shares. The ILJIN Group as a whole owns, legally or beneficially, or controls, directly or indirectly, an aggregate of 12,727,680 Shares (approximately 13.9%) and 666,666 warrants to acquire Shares.

The Concerned Shareholder has no intention or interest in taking control of Aurinia, but simply wants to use its considerable shareholdings to facilitate the changes to the board necessary to position Aurinia for the next stage of its evolution and unlock the considerable unrealized potential in your company.

Q: ARE YOU TRYING TO TAKE OVER AURINIA?

Nothing could be further from the truth.

We originally proposed four (4) nominees under Aurinia's advance notice bylaw to preserve our ability to be responsive to Aurinia's circular once released, as we did not know at the time at what size the board would be fixed and the advance notice bylaw is inflexible on the ability to later add nominees. Now that Aurinia has definitively proposed to fix the number of directors at eight (8), we are proposing a minority slate of three (3) directors for appointment, which is consistent with our message. Further, one of our nominees is proposed to be appointed in lieu of our current representative on the board of directors, Dr. Hyuek Joon Lee.

ILJIN does not want to, nor can it with a three (3) director minority slate, take control. Rather, ILJIN wants to give all shareholders more control. Unlike the complicated web of relationships which bind the current board members together in a ball of allegiances and loyalties that conflict with their duties to shareholders, ILJIN's nominees have no prior relationships with each other of any nature and have been selected because they both have the requisite expertise and can be expected to act independently of each other and of ILJIN.

Q: WHY ARE YOU RECOMMENDING THAT WE VOTE AGAINST YOUR OWN REPRESENTATIVE ON AURINIA'S BOARD OF DIRECTORS?

Our current representative on Aurinia's board of directors, Dr. Hyeuk Joon Lee, was first elected to the board of directors of Aurinia in 2015 and has served in that capacity continuously since then, including as a member of each of the Compensation Committee and Governance & Nomination Committee. During that time Dr. Lee has in our view attempted to discharge his fiduciary and other duties in good faith and always with a view to the best interests of Aurinia and all of its shareholders, including ILJIN.

However, simply because Dr. Lee was our selected representative to the board of directors does not mean that we should be any less critical of his role in creating the governance and executive compensation challenges that Aurinia now faces. As a member of the Compensation Committee, Dr. Lee was partially responsible for the oversight of the remuneration and compensation policies adopted by Aurinia that have resulted in the bloated compensation structure and growing non-performance linked equity compensation it now has. As a member of the Governance & Nomination Committee he was partially responsible for monitoring and overseeing Aurinia's governance practices, including the consideration and selection of nominees for the board of directors. As such, Dr. Lee is in part to blame for the incestuous composition of Aurinia's board and its web of relationships which all ultimately lead to Dr. Glickman, as well as the failure to manage a robust board rejuvenation process that would introduce true independence and more rigorous governance practices to the board of directors.

In light of such considerations, and our general interest in refreshing our nominee given Dr. Lee's long service on the board of directors, during our discussions with Aurinia leading up the annual general meeting we indicated our interest in appointing another representative of ILJIN in place of Dr. Lee. Ultimately none of those discussions were fruitful and Aurinia would not allow us to substitute another qualified nominee for Dr. Lee. As a result, we propose to use the proxy process in connection with the annual general meeting to replace Dr. Lee.

We are greatly appreciative of Dr. Lee's dedicated service to Aurinia and its shareholders for the last four years and expect that Mr. Kwon, as our representative on the alternative slate of directors that we have proposed, will be a great steward of your company able to better effect the exercise of prudent independent judgment for which Dr. Lee was originally selected.

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR GREEN PROXY OR GREEN VIF TODAY

For questions or assistance, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon, at 1-833-266-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphon.ca.

To keep current with further developments and to vote your shares, visit www.aHealthierAurinia.com.

(iii)

Q: HOW DO YOU RECOMMEND I VOTE?

Vote recommendation	Voting matter		
☑	**Fix the number of directors at eight**		
☑	**Re-appoint PricewaterhouseCoopers LLP as Auditors and authorize Aurinia's audit committee to fix the Auditors' remuneration**		
	Elect Nominees as Directors:		
☑		Dr. Robert Foster	(Concerned Shareholder Nominee)
☑		Mr. Soon-Yub (Samuel) Kwon	(Concerned Shareholder Nominee)
☑		Dr. Myeong-Hee Yu	(Concerned Shareholder Nominee)
☑		Mr. Peter Greenleaf	(Management Nominee)
☑		Dr. David R.W. Jayne	(Management Nominee)
☑		Mr. Joseph Hagan	(Management Nominee)
☑		Dr. Michael Hayden	(Management Nominee)
☑		Dr. Daniel Billen	(Management Nominee)
🚫		Dr. Hyuek Joon Lee	(Management Nominee)
🚫		Dr. George Milne, Jr.	(Management Nominee)
🚫		Mr. R. Hector MacKay-Dunn	(Management Nominee)
🚫	**Shareholders accept the approach to executive compensation disclosed in Aurinia's information circular for the annual general meeting of shareholders held on June 26, 2019.**		

Q: WHY DOES THE GREEN FORM OF PROXY OR GREEN VOTING INSTRUCTION FORM ONLY RECOMMEND "FOR" THREE (3) CONCERNED SHAREHOLDER NOMINEES?

Throughout ILJIN's attempts to engage with Aurinia's board of directors and senior management, we have been clear that we want to work constructively with the core of the Board and recommend nominees we believe are additive to the overall composition of the Board. In order to ensure continuity on the Board, we believe that leaving five (5) spots open for current Board members is a prudent decision. At the meeting, shareholders will vote to set the Board at eight (8) directors, leaving five (5) spots for existing Board members.

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR GREEN PROXY OR GREEN VIF TODAY

For questions or assistance, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon, at 1-833-266-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphon.ca.

To keep current with further developments and to vote your shares, visit www.aHealthierAurinia.com.

(iv)

Q: WHEN AND WHERE IS THE MEETING?

The Meeting is scheduled to be held on Wednesday, June 26, 2019 at 10:00am (Mountain Time) at the Westin Calgary, 320 – 4th Avenue S.W., Calgary, Alberta T2P 2S6.

Q: WHO IS ENTITLED TO VOTE?

Shareholders owning shares as of the close of business on May 9, 2019 are entitled to vote. Only registered shareholders at the close of business on the Record Date (as defined in this Circular) are entitled to notice of the Meeting and to vote at the Meeting unless, after the Record Date, a registered shareholder transfers his or her shares and the transferee, not later than 10 days before the Meeting, establishes ownership of the shares and demands that the transferee's name be included on the list of shareholders entitled to vote at the Meeting. **For questions or assistance related to this process, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon Advisors, at 1-833-266-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphonadvisors.ca**. Each share is entitled to one vote on those items of business identified in the notice of Meeting dated • sent by Aurinia.

Q: HOW MANY SHARES ARE ENTITLED TO VOTE?

As of May 9, 2019, to ILJIN's knowledge, there were 91,792,958 shares outstanding, as stated in the Management Circular (as defined in this Circular). Each shareholder has one vote for each share held as of the close of business on May 9, 2019, provided that, if after the Record Date a registered Shareholder transfers its shares and provided that the transferee, not later than 10 days before the Meeting, establishes ownership of the Shares and demands that the Transferee's name be included on the list of Shareholders entitled to vote at the Meeting, such transferee shall be entitled to vote such shares.

Q: HOW DO I VOTE MY GREEN FORM OF PROXY OR GREEN VOTING INSTRUCTION FORM?

ILJIN Urges Shareholders to vote using the GREEN universal proxy. The GREEN proxy card is the ONLY proxy which allows a shareholder to easily and conveniently select which directors they wish to represent them, please disregard managements form which does not allow shareholders that benefit.

If you are a non-registered (beneficial) shareholder (you hold shares through a Canadian bank, broker or other intermediary), you may vote in person, by Internet, by fax, by telephone or by mail or delivery as follows:

To vote in person: Insert your name in the space provided on the enclosed **GREEN** voting instruction form or submit any other document in writing to your nominee (i.e. broker, advisor, trust company) that requests that you should be appointed as proxy. Then, follow the instructions on the **GREEN** voting instruction form and sign and return the **GREEN** voting instruction form in accordance with the instructions provided. Before the official start of the Meeting on June 26, 2019, register with the representative(s) from Computershare Trust Company of Canada ("**Computershare**") who will be located at a welcome table just outside the meeting room.

To vote by Internet: Go to www.proxyvote.com and enter your 16-digit control number located on the enclosed **GREEN** voting instruction form. If you are a U.S. resident, follow the instructions provided with your **GREEN** voting instruction form or other proxy document.

To vote by fax: Properly complete, sign and date your **GREEN** voting instruction form and return it by fax to 905-507-7793 or toll free to 1-866-623-5305. If you are a U.S. resident, follow the instructions provided with your **GREEN** voting instruction form or other proxy document.

To vote by telephone: If you are a Canadian beneficial holder, call 1-800-474-7493 (English) or 1-800- 474-7501 (French). You will require a 16-digit control number (located on the front of your **GREEN** voting information form) to identify yourself to the system. If you are a U.S. beneficial holder, call 1-800-454-8683; you will also require a 16-digit control number.

To vote by mail or delivery: Complete, sign and date your **GREEN** voting instruction form and return it in the postage prepaid envelope provided to the address set out on the envelope.

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR GREEN PROXY OR GREEN VIF TODAY

For questions or assistance, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon, at 1-833-266-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphon.ca.

To keep current with further developments and to vote your shares, visit www.aHealthierAurinia.com.

(v)

If you are a **registered shareholder** (you hold a physical share certificate registered in your name) you may vote in person, by email, by fax, or by mail or delivery as follows:

To vote in person: You do not need to complete and return the enclosed **GREEN** form of proxy. All you need to do is to come to the Meeting with your **GREEN** form of proxy. Before the official start of the Meeting on June 26, 2019, register with the representative(s) from Computershare who will be located at a welcome table just outside the meeting room.

To vote by email: Complete, sign and date your **GREEN** form of proxy. Scan both sides of the proxy and return it by email to: inquiries@gryphonadvisors.ca.

To vote by fax: Properly complete, sign and date your **GREEN** form of proxy and return it by facsimile to Gryphon Advisors at 1-877-218-5372 toll-free or 1-416-214-3224.

To vote by mail or delivery: Properly complete, sign and date the **GREEN** form of proxy and return it in the postage prepaid envelope provided to Gryphon Advisors, 207 Queens Quay W, Suite 320, Toronto, ON M5J 1A7.

Q: WHAT IS THE DIFFERENCE BETWEEN A NON-REGISTERED (BENEFICIAL) AND A REGISTERED SHAREHOLDER?

You are a "registered shareholder" if your shares are held in your name and you are in possession of a share certificate that indicates the same.

Most shareholders are not registered shareholders but are "non-registered (beneficial) shareholders". You are a non-registered (beneficial) shareholder if your shares are held by a broker, advisor, trust company or similar person.

To find out what type of shareholder you are, call Gryphon Advisors at 1-833-266-0365 toll-free in North America, or 1-201-806-7301 outside of North America (collect calls accepted).

Q: WHAT HAPPENS IF I SIGN THE GREEN FORM OF PROXY OR GREEN VOTING INSTRUCTION FORM ENCLOSED WITH THIS CIRCULAR?

If you sign and return the enclosed **GREEN** form of proxy or **GREEN** voting instruction form in accordance with the instructions provided, you will give authority to ILJIN's representatives, or to any other person you have appointed, to vote your shares at the Meeting.

Q: HOW WILL MY PROXY BE VOTED?

You can choose how to vote by checking the appropriate boxes on the **GREEN** form of proxy or **GREEN** voting instruction form. If you do not specify how you want your shares to be voted on a particular issue, then your proxy holder may vote your shares as he or she sees fit.

Unless contrary instructions are provided, shares represented by proxies where representatives of ILJIN are appointed as proxyholders will be voted as follows:

Vote	Voting matter	
☑	**Fix the number of directors at eight**	
☑	**Re-appoint PricewaterhouseCoopers LLP as Auditors and authorize Aurinia's audit committee to fix the Auditors' remuneration**	
	Elect Nominees as Directors:	
☑	Dr. Robert Foster	(Concerned Shareholder Nominee)
☑	Mr. Soon-Yub (Samuel) Kwon	(Concerned Shareholder Nominee)

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR GREEN PROXY OR GREEN VIF TODAY

For questions or assistance, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon, at 1-833-266-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphon.ca.

To keep current with further developments and to vote your shares, visit www.aHealthierAurinia.com.

(vi)

Vote	Voting matter	
☑	Dr. Myeong-Hee Yu	(Concerned Shareholder Nominee)
☑	Mr. Peter Greenleaf	(Management Nominee)
☑	Dr. David R.W. Jayne	(Management Nominee)
☑	Mr. Joseph Hagan	(Management Nominee)
☑	Dr. Michael Hayden	(Management Nominee)
☑	Dr. Daniel Billen	(Management Nominee)
🚫	Dr. Hyuek Joon Lee	(Management Nominee)
🚫	Dr. George Milne, Jr.	(Management Nominee)
🚫	Mr. R. Hector MacKay-Dunn	(Management Nominee)
🚫	**Shareholders accept the approach to executive compensation disclosed in Aurinia's information circular for the annual general meeting of shareholders held on June 26, 2019.**	

Q: WHAT IF I ALREADY VOTED THE YELLOW PROXY AND HAVE CHANGED MY MIND?

Even if you have already voted using the yellow management form of proxy or yellow voting instruction form you have every right to change your vote. Only the later dated proxy or voting instruction form will be counted at the Meeting. Vote only the **GREEN** form of proxy or **GREEN** voting instruction form by 5:00 p.m. (Mountain time) on Friday, June 21, 2019.

If you are a beneficial shareholder, you can change your vote by notifying your broker, trust company or other advisor in writing.

If you are a registered shareholder, you can revoke your previously voted proxy by:

- Completing a **GREEN** form of proxy that is dated later than the proxy form you are revoking and mailing it to Gryphon so that it is received no later than 5:00 p.m. (Calgary time) on Friday, June 21, 2019.

- Depositing an executed instrument revoking the yellow form of proxy in writing (executed by you or your attorney) at Aurinia's registered office at 1203 - 4464 Markham Street, Victoria, BC V8Z 7X8, any time up to and including the last business day preceding the day of the Meeting or on the day of the Meeting with the Chair at the Meeting.

If you need assistance revoking a previously voted proxy, call Gryphon Advisors at 1-833-266-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted).

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR GREEN PROXY OR GREEN VIF TODAY

For questions or assistance, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon, at 1-833-266-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphon.ca.

To keep current with further developments and to vote your shares, visit www.aHealthierAurinia.com.

(vii)

Q: HOW DO I GET MORE INFORMATION?

GRYPHON
ADVISORS INC.

If you have any questions or require any
assistance in executing your **GREEN** proxy or
voting instruction form, please call Gryphon Advisors Inc. at:

North American Toll-Free Number: 1-833-266-0365
Outside North America, Banks, Brokers and Collect Calls: 1-416-661-6592
Email: inquiries@gryphonadvisors.ca
North American Toll-Free Facsimile: 1-877-218-5372
Facsimile: 1-416-214-3224

For up to date information and assistance in voting please visit the website: www.aHealthierAurinia.com

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR GREEN PROXY OR GREEN VIF TODAY

For questions or assistance, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon, at 1-833-266-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphon.ca.

To keep current with further developments and to vote your shares, visit www.aHealthierAurinia.com.

(viii)

CONCERNED SHAREHOLDER'S PROXY CIRCULAR HIGHLIGHTS

Meeting Highlights

Below are highlights of some of the important information that can be found in the Concerned Shareholder's Circular and the matters to be voted upon at the annual general meeting of shareholders of Aurinia Pharmaceuticals Inc. to be held on Wednesday, June 26, 2019. These highlights do not contain all the information that should be considered. Please review the Concerned Shareholder's Circular in its entirety before voting.

Shareholder Voting Recommendations

Vote recommendation	Voting matter	
☑	**Fix the number of directors at eight**	
☑	**Re-appoint PricewaterhouseCoopers LLP as Auditors and authorize Aurinia's audit committee to fix the Auditors' remuneration**	
	Elect Nominees as Directors:	
☑	Dr. Robert Foster	(Concerned Shareholder Nominee)
☑	Mr. Soon-Yub (Samuel) Kwon	(Concerned Shareholder Nominee)
☑	Dr. Myeong-Hee Yu	(Concerned Shareholder Nominee)
☑	Mr. Peter Greenleaf	(Management Nominee)
☑	Dr. David R.W. Jayne	(Management Nominee)
☑	Mr. Joseph Hagan	(Management Nominee)
☑	Dr. Michael Hayden	(Management Nominee)
☑	Dr. Daniel Billen	(Management Nominee)
⊘	Dr. Hyuek Joon Lee	(Management Nominee)
⊘	Dr. George Milne, Jr.	(Management Nominee)
⊘	Mr. R. Hector MacKay-Dunn	(Management Nominee)
⊘	**Shareholders accept the approach to executive compensation disclosed in Aurinia's information circular for the annual general meeting of shareholders held on June 26, 2019.**	

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR GREEN PROXY OR GREEN VIF TODAY

For questions or assistance, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon, at 1-833-266-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphon.ca.

To keep current with further developments and to vote your shares, visit www.aHealthierAurinia.com.

(ix)

The Rationale for Change – At a Glance

Board Oversight Failings

- **Failure of the Board to Properly Manage Executive Compensation and Align with Shareholder Interests**
  - Bloated executive compensation and option grants
  - No performance based equity compensation
  - Issuance of Options to Non-Executive Directors
- **Failure on other Governance Matters**
  - No Share Ownership Requirements for CEO, Named Executive Officers or directors, all of whom have minimal or no investment in Aurinia or risk associated with Aurinia's success or failure
  - No Gender Diversity
- **Failure of the Board to Properly Ensure Independence**
  - Management's proposed board renewal reflects a failure of the Governance & Nomination Committee of which Dr. Milne was the Chairman
  - Plain and Simple, this is not an independent board. It is the Former Chairman's legacy of relationships
- **Failure of the Board to Properly Oversee and Control Expenditures**
  - Explosive Growth in Expenses Year over Year and Relative to Peer Group

Concerned Shareholder Nominees – At a Glance

	Age	Independence	Other Public Boards	Highlights
Dr. Robert Foster	60	✔	ContraVir Pharmaceuticals, Inc.	• Primarily responsible for discovery of voclosporin, the keystone drug for Aurinia's entire business • Discovery, development and commercialization of pharmaceuticals • Corporate transactional experience • Proven leadership as prior CEO of a number of companies • Familiarity with Aurinia and its core drug • Experience as a public company director and the governance and accountability expectations
Mr. Soon-Yub (Samuel) Kwon	61	✔	None	• Over 30 years of international legal experience • Significant healthcare experience both in Korea and internationally in advising and acting as counsel for transactions • Understanding and experience of a broad range of transactional and regulatory matters, including in the healthcare space

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR GREEN PROXY OR GREEN VIF TODAY

For questions or assistance, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon, at 1-833-266-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphon.ca.

To keep current with further developments and to vote your shares, visit www.aHealthierAurinia.com.

(x)

	Age	Independence	Other Public Boards	Highlights
				• Experience with the commercialization of certain pharmacological products • Familiarity with Canadian, United States and international markets and trade access through bilateral and multilateral negotiations and government procurement practices
Dr. Myeong-Hee Yu	64	✓	None	• Over 30 years of biotechnology experience both in Korea and internationally • Experience in governance of organizations and companies in both the private and public sector • Long-standing involvement in governmental relations, policy development and cooperatives with international organizations • Recognized expertise in biochemical research

YOUR VOTE IS IMPORTANT. ACT TODAY.

SHAREHOLDERS ARE URGED TO VOTE ONLY USING THE ENCLOSED GREEN UNIVERSAL PROXY OR VOTING INSTRUCTION FORM AND VOTE NO LATER THAN 5:00 PM (MOUNTAIN TIME) ON FRIDAY, JUNE 21, 2019.

DISCARD THE YELLOW PROXY OR VOTING INSTRUCTION FORM PROVIDED BY MANAGEMENT.

VOTING METHOD	REGISTERED SHAREHOLDERS *If your shares are held in your name and represented by a physical certificate*	BENEFICIAL SHAREHOLDERS *If your shares are held with a broker, bank or other intermediary*
INTERNET	Complete, sign and date your **GREEN** form of proxy. Scan both sides of the proxy and return it by email to: inquiries@gryphonadvisors.ca	Visit www.proxyvote.com and enter your 16-digit control number located on the enclosed **GREEN** voting instruction form.
TELEPHONE	**Within North America:** **1-833-266-0365** (Toll free) **Outside North America:** **1-416-661-6592** (Collect calls accepted)	**Canada:** **Call 1-800-474-7493** **United States:** **Call 1-800-454-8683** and provide your 16-digit control number located on the enclosed **GREEN** voting instruction form.

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR GREEN PROXY OR GREEN VIF TODAY

For questions or assistance, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon, at 1-833-266-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphon.ca.

To keep current with further developments and to vote your shares, visit www.aHealthierAurinia.com.

(xi)

FACSIMILE	**Within North America:** Fax your **GREEN** form of proxy toll free to **1-877-218-5372** in order to ensure that your vote is received before the deadline. **Outside North America:** Fax your **GREEN** form of proxy to **1-416-214-3224** in order to ensure that your vote is received before the deadline.	**Canada**: Fax your **GREEN** voting instruction form to **905-507-7793** or toll free to **1-866-623-5305** in order to ensure that your vote is received before the deadline. **United States: N/A**
MAIL	Mail your **GREEN** form of proxy to: 207 Queens Quay W, Suite 320, Toronto, ON, M5J 1A7	Mail your **GREEN** voting instruction form in the reply envelope provided.

GRYPHON ADVISORS INC.

If you have any questions or require any assistance in executing your **GREEN** proxy or voting instruction form, please call Gryphon Advisors Inc. at:

North American Toll-Free Number: 1-833-266-0365
Outside North America, Banks, Brokers and Collect Calls: 1-416-661-6592
Email: inquiries@gryphonadvisors.ca
North American Toll-Free Facsimile: 1-877-218-5372
Facsimile: 1-416-214-3224

For up to date information and assistance in voting please visit the website: www.aHealthierAurinia.com

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR GREEN PROXY OR GREEN VIF TODAY

For questions or assistance, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon, at 1-833-266-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphon.ca.

To keep current with further developments and to vote your shares, visit www.aHealthierAurinia.com.

CONCERNED SHAREHOLDER'S PROXY CIRCULAR

This Circular is provided by and on behalf of

the Concerned Shareholder
for the annual general meeting of shareholders of
AURINIA PHARMACEUTICALS INC.
to be held on Wednesday, June 26, 2019
and is NOT provided by or on behalf of the Board or Management of the Corporation

*This proxy circular and any supplement or amendment hereto, together with the letter to shareholders dated June 2, 2019 which is incorporated herein by reference (collectively, this "**Circular**") and the accompanying **GREEN** form of proxy or **GREEN** voting instruction form (as applicable, the "**GREEN Proxy**") are furnished to you in connection with the solicitation of proxies by and on behalf of ILJIN SNT Co., Ltd. ("**ILJIN**" or the "**Concerned Shareholder**") to be used at the Annual General Meeting of holders (the "**Shareholders**") of the common shares (the "**Shares**") of Aurinia Pharmaceuticals Inc. ("**Aurinia**" or the "**Corporation**") scheduled to be held on Wednesday, June 26, 2019 at 10:00am (Mountain Time) and at any postponement or adjournment thereof (the "**Meeting**").*

REASONS FOR THIS SOLICITATION

The purpose of this solicitation by and on behalf of the Concerned Shareholder is to, among other things; seek the support and approval of the Shareholders at the Meeting to elect the Concerned Shareholder's three (3) shareholder nominees, being Dr. Robert Foster, Mr. Soon-Yub (Samuel) Kwon and Dr. Myeong-Hee Yu (collectively, the "**Concerned Shareholder Nominees**"). The following Concerned Shareholder Nominees being proposed by the Concerned Shareholder represent a non-conflicted and highly experienced slate of directors who are focused on good governance and leveraging their technical, business and scientific expertise to the commercialization of Aurinia's impressive pipeline of pharmaceutical solutions:

- **Dr. Robert Foster** – Dr. Foster is largely responsible for the discovery of voclosporin, the keynote drug upon which Aurinia's pipeline of pharmaceutical products is based and was the former CEO of both Isotechnika Pharma Inc. ("**Isotechnika**"), a predecessor to Aurinia, and Aurinia itself. Dr. Foster is one of the most respected pharmaceutical scientists in the world and brings a proven ability in the discovery, development and commercialization of pharmaceuticals.

- **Mr. Soon-Yub (Samuel) Kwon** – Mr. Kwon has extensive experience advising both domestic and international healthcare-related clients over a broad range of transactional and regulatory matters and brings over 30 years of legal and business acumen to his role as director.

- **Dr. Myeong-Hee Yu** – Dr. Yu has over 30 years of extensive international biotechnology experience both as a researcher and through numerous advisory and committee roles within government and private industry. Dr. Yu has played a key role in the development of Korea's biotechnology industry, earning numerous national and international awards and publishing over 120 articles in major scientific journals.

The above listed Concerned Shareholder Nominees collectively have the track record of independence, value creation, pharmaceutical experience, senior level management and board experience and the shareholder mindset necessary to ensure Shareholder value is maximized. The Concerned Shareholder recommends that Shareholders **VOTE FOR** the Concerned Shareholder Nominees.

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR GREEN PROXY OR GREEN VIF TODAY

For questions or assistance, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon, at 1-833-266-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphon.ca.

To keep current with further developments and to vote your shares, visit www.aHealthierAurinia.com.

- 2 -

As a fellow Shareholder of Aurinia who has owned its Shares since Aurinia's combination with Isotechnika, the Concerned Shareholder has not come to the decision to advance the Concerned Shareholder Nominees through a dissident proxy process lightly. The Concerned Shareholder has reached this point only as a result of a protracted period of witnessing numerous governance and strategic shortcomings and the inability of the current board of directors to appreciate the seriousness of those failings and its unwillingness to engage with the Concerned Shareholder to address them.

Having decided to take action, the Concerned Shareholder wants to ensure not only that the Concerned Shareholder Nominees that it is advocating have the requisite skills and expertise, but that their interests and those of the other directors and officers of Aurinia align with those of the Shareholders.

The Concerned Shareholder believes that the Concerned Shareholder Nominees individually and collectively possess the experience and skills required to address the critical issues facing Aurinia and transition Aurinia from a development stage pharmaceutical company to a commercial stage pharmaceutical company aggressively and unrelentingly pursuing its strategic objectives for the betterment of all Shareholders. If the Concerned Shareholder Nominees are elected, the Concerned Shareholder is confident that they will act prudently but swiftly. Given their individual and collective experience and skills, the Concerned Shareholder Nominees can help Aurinia achieve optimal performance and deliver maximum long-term value to Shareholders.

For further information on the Concerned Shareholder Nominees, see "Matters to be Acted Upon at the Meeting – Election of Directors" in this Circular.

IMPORTANT INFORMATION

Your support is extremely important to the future of your investment in Aurinia. If you support the Concerned Shareholder, please act now and take the appropriate steps to vote your Shares. To support the Concerned Shareholder, only use the **GREEN** Proxy enclosed with this Circular.

You will have recently received from Aurinia a management proxy circular dated May 29, 2019 (the "**Management Circular**") and a **YELLOW** management form of proxy and VIF soliciting proxies in connection with the Meeting. According to the Management Circular, Aurinia is proposing eight (8) directors for election to the board, seven (7) of whom are incumbent members of the current board of directors and one (1) of whom is a new, purportedly independent nominee (collectively, the "**Management Nominees**").

ILJIN Urges Shareholders to vote using the **GREEN** universal proxy. The **GREEN** proxy card is the ONLY proxy which allows a shareholder to easily and conveniently select which directors they wish to represent them, please disregard managements form which does not allow shareholders that benefit.

If you previously returned a **YELLOW** Proxy in connection with the Management Circular, you have the right to change your vote. To do so, simply sign, date and return the accompanying **GREEN** Proxy by email, Internet, telephone, fax or mail. **A timely delivered, later dated GREEN Proxy supersedes a previously completed Management Circular Proxy.**

The Concerned Shareholder Recommends that you vote the GREEN Proxy as follows:

Vote recommendation	Voting matter	
☑	**Fix the number of directors at eight**	
☑	**Re-appoint PricewaterhouseCoopers LLP as Auditors and authorize Aurinia's audit committee to fix the Auditors' remuneration**	
	Elect Nominees as Directors:	
☑	Dr. Robert Foster	(Concerned Shareholder Nominee)

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR GREEN PROXY OR GREEN VIF TODAY

For questions or assistance, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon, at 1-833-266-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphon.ca.

To keep current with further developments and to vote your shares, visit www.aHealthierAurinia.com.

- 3 -

Vote recommendation	Voting matter	
☑	Mr. Soon-Yub (Samuel) Kwon	(Concerned Shareholder Nominee)
☑	Dr. Myeong-Hee Yu	(Concerned Shareholder Nominee)
☑	Mr. Peter Greenleaf	(Management Nominee)
☑	Dr. David R.W. Jayne	(Management Nominee)
☑	Mr. Joseph Hagan	(Management Nominee)
☑	Dr. Michael Hayden	(Management Nominee)
☑	Dr. Daniel Billen	(Management Nominee)
🚫	Dr. Hyuek Joon Lee	(Management Nominee)
🚫	Dr. George Milne, Jr.	(Management Nominee)
🚫	Mr. R. Hector MacKay-Dunn	(Management Nominee)
🚫	**Shareholders accept the approach to executive compensation disclosed in Aurinia's information circular for the annual general meeting of shareholders held on June 26, 2019.**	

Table heading: **The Concerned Shareholder Recommends that you vote the GREEN Proxy as follows:**

Please follow the instructions under the heading "General Information About Proxies and Voting" beginning on page 14 of this Circular to vote your GREEN form of Proxy or GREEN VIF today.

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR GREEN PROXY OR GREEN VIF TODAY

For questions or assistance, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon, at 1-833-266-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphon.ca.

To keep current with further developments and to vote your shares, visit www.aHealthierAurinia.com.

- 4 -

GENERAL

This Circular does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities, or the solicitation of Shareholders by any person in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation.

A copy of this Circular may be obtained on request and without charge from Gryphon Advisors Inc. by contacting them at 1-833-266-0365 in North America or at 1-416-661-6592 outside of North America, or by email at inquiries@gryphon.ca, or on Aurinia's profile on the System for Electronic Document Analysis and Retrieval ("**SEDAR**") at www.sedar.com.

The data, information and opinions contained or referenced herein (collectively, the "**Information**") is for general informational purposes only for the Shareholders in order to provide the views of the Concerned Shareholder regarding certain changes that it is requesting to the composition of the Aurinia board of directors and other matters which it believes to be of concern to Shareholders described herein. The Information is not tailored to specific investment objectives, the financial situation, suitability or particular need of any specific person(s) who may receive the Information, and should not be taken as advice in considering the merits of any investment decision. The views expressed in the Information represent the views and opinions of the Concerned Shareholder, whose opinions may change at any time and which are based on analysis of disclosure and filings with respect to and/or made by Aurinia and other issuers that we consider to be comparable to Aurinia, and from other third party reports (see "Disclaimer Respecting Publicly Sourced Information" below). The Concerned Shareholder disclaims any obligation to publicly update the Information contained herein, except as required by applicable law.

The Information in this Circular is given as of the date of this Circular, except where otherwise noted. The delivery of this Circular will not, under any circumstances, create an implication that there has been no change in the information set forth herein since the date as of which such Information is given in this Circular.

NOTICE TO UNITED STATES SHAREHOLDERS

This solicitation of proxies is not subject to the requirements of Section 14(a) of the United States *Securities Exchange Act of 1934*, as amended (the "**U.S. Exchange Act**"). Accordingly, such solicitation is made in the United States with respect to the securities of a Canadian foreign private issuer in accordance with Canadian corporate and securities laws and this Circular has been prepared in accordance with disclosure requirements applicable in Canada. Shareholders in the United States should be aware that such requirements are different from those of the United States applicable to proxy statements under the U.S. Exchange Act.

DISCLAIMER RESPECTING PUBLICLY SOURCED INFORMATION

Certain of the Information contained herein, including, but not limited to, Information concerning Aurinia and members of its operational, compensation and other noted peer groups, has been taken from or is based upon publicly available documents or records filed on SEDAR or on the Electronic Data Gathering, Analysis, and Retrieval ("**EDGAR**") and other public sources. The Information also includes industry data and other statistical information obtained from independent publications, research reports and other published independent sources. Although the Concerned Shareholder believes its sources to be reliable and has no knowledge that would indicate that any Information taken from or based upon those documents, records, publications, reports or other public sources are incomplete or untrue, the Concerned Shareholder does not provide any representation or assurance as to the accuracy or completeness of the Information, or the appropriateness of the Information for any particular analytical purpose and does not assume and expressly disclaims any liability in relation to such Information taken from or based upon those documents, records, publications, reports and other public sources, or for any failure by such entities to disclose publicly events or facts that may have occurred or that may affect the significance or accuracy of any such information, but that are unknown to the Concerned Shareholder. The use of such Information should not be viewed as any third party indicating support for the views expressed by the Concerned Shareholder herein.

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR GREEN PROXY OR GREEN VIF TODAY

For questions or assistance, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon, at 1-833-266-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphon.ca.

To keep current with further developments and to vote your shares, visit www.aHealthierAurinia.com.

- 5 -

FORWARD-LOOKING STATEMENTS AND INFORMATION

Certain Information included in, attached to or incorporated by reference into, this Circular contains forward-looking statements or forward-looking information within the meaning of applicable securities laws, including, without limitation, in respect of the Concerned Shareholder and the impact of the Concerned Shareholder Nominees on the Corporation. All statements and Information, other than statements of historical fact, included in or incorporated by reference into this Circular are forward-looking statements and forward-looking information, including, without limitation, statements regarding activities, events or developments that the Concerned Shareholder expects or anticipates may occur in the future. Such forward-looking statements and information can be identified by the use of forward-looking words such as "will", "expect", "intend", "plan", "estimate", "anticipate", "believe" or "continue" or similar words and expressions or the negative thereof. There can be no assurance that the plans, intentions or expectations upon which such forward-looking statements and information are based will occur or, even if they do occur, will result in the performance, events or results expected.

The Concerned Shareholder cautions readers of this Circular not to place undue reliance on forward-looking statements and information contained in the Circular, which are not a guarantee of performance, events or results and are subject to a number of risks, uncertainties and other factors that could cause actual performance, events or results to differ materially from those expressed or implied by such forward-looking statements or information. These factors include: changes in priorities, plans, strategies and prospects; general economic, industry, business and market conditions; changes in law; changes in management and board composition; actions of the Corporation and its subsidiaries or competitors; the ability to implement business plans and strategies, and to pursue business opportunities in the pharmaceutical industry; risks associated with: regulatory approvals; recruitments to, the costs and expenses of, and the results of clinical trials; Aurinia's patent portfolio; market conditions; the effects of competition; the commerciality of Aurinia's products, potential increases in operating costs; relationships with suppliers, service providers and third parties; the ability to realize any anticipated or planned cost savings; potential legal and regulatory claims, proceedings and investigations; disruptions or changes in the credit or securities markets; foreign currency and interest rate fluctuations; inflationary pressures; changes in labour supply and productivity; and various other events, conditions or circumstances that could disrupt the Corporation's operations. Shareholders are cautioned that all forward-looking statements and information involve risks and uncertainties, including those risks and uncertainties detailed in the Corporation's continuous disclosure and other filings with applicable Canadian securities regulatory authorities, copies of which are available on SEDAR at www.sedar.com. Shareholders are urged to carefully consider those factors.

The forward-looking statements and information contained in this Circular are expressly qualified in their entirety by this cautionary statement. The forward-looking statements and information included in this Circular are made as of the date of the Circular and the Concerned Shareholder undertakes no obligation to publicly update such forward-looking statements or information to reflect new information, subsequent events or otherwise, except as required by applicable laws.

ABOUT ILJIN SNT CO., LTD.

ILJIN SNT Co., Ltd., the Concerned Shareholder, is a life science-focused investment firm with a portfolio of investments that are developing novel drugs, medical devices and diagnostics for unmet medical needs. The Concerned Shareholder is an active, engaged, long-term, disciplined and diligent investor investing in businesses where the market price does not reflect the long-term fundamental value of the business and with future growth potential. The Concerned Shareholder is a member of the ILJIN Group, a consortium of companies founded in Korea in 1968 by its current chairman, Mr. Chin Kyu Huh, with diversified technological interests ranging from electrical infrastructure and construction to medical devices, pharmacological products and information technology.

The Concerned Shareholder first became involved with voclosporin through a development, distribution and licensing arrangement with Isotechnika, a predecessor company to Aurinia, in 2010. As part of the transactions by virtue of which Isotechnika and Aurinia merged and continued under the name "Aurinia Pharmaceuticals Inc." in 2013, Aurinia reacquired from the ILJIN Group full rights to voclosporin in exchange for certain consideration and the ILJIN Group became a significant shareholder in Aurinia. The Concerned Shareholder currently holds 11,106,409 Shares (approximately 12%) and 666,666 warrants to acquire Shares. The ILJIN Group as a whole owns, legally or beneficially, or controls, directly or indirectly, an aggregate of 12,727,680 Shares (approximately 13.9%) and 666,666 warrants to acquire Shares.

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR GREEN PROXY OR GREEN VIF TODAY

For questions or assistance, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon, at 1-833-266-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphon.ca.

To keep current with further developments and to vote your shares, visit www.aHealthierAurinia.com.

- 6 -

MATTERS TO BE ACTED UPON AT THE MEETING

1. Fixing the Number of Directors

At the Meeting, Shareholders will be asked to approve a resolution setting the number of directors at eight (8) for the ensuing year. In order for such a resolution to be passed, it must be approved by a simple majority of the votes cast by the shareholders present in person or represented by proxy at the Meeting.

The Concerned Shareholder recommends that Shareholders vote **FOR** the resolution to fix the number of directors of the Corporation for the ensuing year at eight (8) directors.

Unless otherwise directed, the individuals named in the enclosed **GREEN** Proxy intend to cast the votes represented by such proxy **FOR** fixing the number of directors at eight (8).

2. Appointment of Auditor

At the Meeting, Shareholders will be asked to approve a resolution re-appointing PricewaterhouseCoopers LLP, as auditors of the Corporation for the ensuing year and authorizing the audit committee to fix their remuneration. In order for such a resolution to be passed, it must be approved by a simple majority of the votes cast by the Shareholders present in person or represented by proxy at the Meeting.

The Concerned Shareholder recommends that Shareholders vote **FOR** the resolution to re-appoint PricewaterhouseCoopers LLP as auditors of the Corporation for the ensuing year and authorizing the audit committee to fix their remuneration.

Unless otherwise directed, the individuals named in the enclosed **GREEN** Proxy intend to case the votes represented by such proxy **FOR** re-appointing PricewaterhouseCoopers LLP as auditors of the Corporation for the ensuing year and authorizing the audit committee to fix their remuneration.

3. Election of Directors

According to the Management Circular, Shareholders will be asked at the Meeting to elect eight (8) directors to hold office until the close of Aurinia's next meeting of Shareholders or until a successor has been elected or appointed in accordance with Aurinia's articles and by-laws, unless his or her office is earlier vacated. The eight (8) nominees who receive the most "for" votes at the Meeting will comprise the new board of directors.

Aurinia management are proposing to elect eight (8) directors to the board of directors, seven (7) of whom are incumbent management nominees – Mr. Peter Greenleaf, Dr. David R.W. Jayne, Mr. Joseph Hagan, Dr. Michael Hayden, Dr. Daniel Billen, Dr. George Milne, Jr. and Dr. Hyuek Joon Lee, and one of whom is new – Mr. R. Hector MacKay-Dunn.

The Concerned Shareholder Nominees

The Concerned Shareholder has identified three (3) candidates who it believes would be suitable to serve on the board of directors of the Corporation and proposes to nominate those individuals for election as a director at the Meeting. Notice in respect of the Concerned Shareholder Nominees was provided to the Corporation on May 24, 2019 in accordance with the terms of the Corporation's Advance Notice Policy.

The Concerned Shareholder Nominees are a group highly qualified executives, directors, investors and entrepreneurs with track records of success and placing shareholder interests first. The Concerned Shareholder Nominees will act in the best interests of Shareholders and maximize Shareholder value.

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR GREEN PROXY OR GREEN VIF TODAY

For questions or assistance, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon, at 1-833-266-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphon.ca.

To keep current with further developments and to vote your shares, visit www.aHealthierAurinia.com.

- 7 -

The Concerned Shareholder Nominees collectively have the track record of independence, value creation, pharmaceutical experience, senior level management and board experience and the shareholder mindset necessary to ensure Shareholder value is maximized.

If elected, each elected Concerned Shareholder Nominee will hold office until the close of the next Annual General Meeting of Shareholders or until his successor is elected or appointed, unless his office is earlier vacated. The following table states the names and places of residence of the Concerned Shareholder Nominees, their principal occupations, businesses or positions of employment during the past five (5) years, and the number of Shares beneficially owned or controlled or directed, directly or indirectly. The information concerning each of the Concerned Shareholder Nominees below has been furnished by the respective Concerned Shareholder Nominee.

<table>
<tr><th>Name and Place of Residence(1)(2)</th><th>Biographical Information and Principal Occupation and Positions Held During Last Five Years</th><th>Number of Shares Beneficially Owned, Controlled or Directed, Directly or Indirectly</th></tr>
<tr><td>Dr. Robert Foster
Edmonton, Alberta, Canada

Age: 60

Status: Independent

</td><td>Biographical Information:

Dr. Foster has over 30 years of pharmaceutical and biotech experience. Dr. Foster founded Isotechnika in 1993 where he was a director and officer, including most recently as President and Chief Executive Officer. During his tenure with Isotechnika, Dr. Foster, together with a core team, discovered the immunosuppressive drug voclosporin. In 2002, while Isotechnika's CEO, Dr. Foster structured Canada's largest licensing deal, at the time, for $215 million USD with Hoffman-La Roche (Basle, Switzerland) for voclosporin.

In addition to pharmaceutical discovery and development, Dr. Foster also developed and obtained regulatory approvals for a commercially available diagnostic test (carbon-13 urea breath test), called Helikit, for the diagnosis of H. pylori. After realizing multimillion dollar commercial sales, Dr. Foster subsequently sold the diagnostic kit. At present, Helikit sales continue in Canada and other countries.

Dr. Foster has previously served as:

• Board member of Alberta Economic Development Authority, Business Competitiveness and Diversification Committee;
• Board member of Alberta Economic Development, Fiscal Planning and Policy Committee;
• Council Member, Alberta Premier's Advisory Council on Health;
• Advisory Board Member, Industry Liason Office, University of Alberta;
• Co-Chair and Board member of BioAlberta; and
• Board member of Board of Management, Alberta Science and Research Authority.

After graduating with a Ph.D. in Pharmaceutical Sciences, Dr. Foster served as a tenured, Associate Professor in the Faculty of Pharmacy and Pharmaceutical Sciences at the University of Alberta (1988 to 1997) and later as an Adjunct Full Professor (1998 to 2001). From 1990 to 1994, Dr. Foster was Medical Staff, Scientific and Research Associate in the</td><td>Nil</td></tr>
</table>

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR GREEN PROXY OR GREEN VIF TODAY

For questions or assistance, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon, at 1-833-266-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphon.ca.

To keep current with further developments and to vote your shares, visit www.aHealthierAurinia.com.

- 8 -

Name and Place of Residence(1)(2)	Biographical Information and Principal Occupation and Positions Held During Last Five Years	Number of Shares Beneficially Owned, Controlled or Directed, Directly or Indirectly
	Department of Laboratory Medicine at the Walter C. MacKenzie Health Sciences Centre Dr. Foster has published over 170 papers, abstracts and book chapters focused on drug analysis, development, and pharmacokinetics, and received numerous awards for both pharmaceutical research and teaching. Dr. Foster was named one of Alberta's 50 Most Influential People in 2002, and received Alberta Venture's 3rd Fastest Growing Company, 2003, for Isotechnika, as well as being named amongst the top 100 Fastest Growing Canadian Companies by Profit Magazine in 2003. Dr. Foster previously served as Division Chairman of Pharmacy Practice at the University of Alberta, and has acted as a consultant to many pharmaceutical companies. Dr. Foster is named as an inventor on 242 patents, of which 216 are currently active and granted, 5 allowed, and 21 that are pending. **Principal Occupation and Prior Positions:** Dr. Foster is currently and has been since 2016 an Honorary Professor, Faculty of Pharmacy and Pharmaceutical Sciences, University of Alberta. Dr. Foster is also currently the Chief Executive Officer, Chief Scientific Officer and a director of ContraVir Pharmaceuticals, Inc., a NASDAQ listed biopharmaceutical company focused on the development of pleiotropic drug therapy for the treatment of chronic liver disease. Dr. Foster was a co-founder, Chairman and Chief Executive Officer of Ciclofilin Pharmaceuticals Inc. from 2014 until its acquisition by ContraVir in 2016. Dr. Foster is a director of Transcriptome Sciences Inc., a company dedicated to developing a new understanding of disease mechanisms through the molecular analysis of transplanted organ biopsies. Dr. Foster was the first Chief Executive Officer and a director, and subsequently the Chief Scientific Officer, of Aurinia following its merger with Isotechnika in 2013. **Notable Skills:** • Partially responsible for discovery of voclosporin, the keystone drug for Aurinia's entire business • Discovery, development and commercialization of pharmaceuticals • Corporate transactional experience • Proven leadership as prior CEO of a number of companies • Familiarity with Aurinia and its core drug • Experience as a public company director and the governance and accountability expectations	

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR GREEN PROXY OR GREEN VIF TODAY

For questions or assistance, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon, at 1-833-266-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphon.ca.

To keep current with further developments and to vote your shares, visit www.aHealthierAurinia.com.

- 9 -

Name and Place of Residence[(1)(2)]	Biographical Information and Principal Occupation and Positions Held During Last Five Years	Number of Shares Beneficially Owned, Controlled or Directed, Directly or Indirectly
Mr. Soon-Yub (Samuel) Kwon *Seoul, Korea* Age: 61 Status: Independent 	**Biographical Information:** Mr. Kwon is a senior foreign attorney with and heads the International Practice Group of Lee & Ko, a premier law firm formed in Korea in 1977 providing a full range of legal expertise, including notably in the areas of Intellectual Property and Life Sciences/Pharmaceuticals. Mr. Kwon has extensive experience advising both domestic and international healthcare-related clients over a broad range of transactional and regulatory matters including bilateral and multilateral market access trade negotiations and government procurement. He has served as lead counsel for several major Korean hospitals and healthcare service providers in connection with their expansion into overseas markets for the provision of healthcare services and has been directly involved in the negotiation of hospital operation contracts on behalf of clients. Mr. Kwon is well recognized by clients for his solution-oriented advice regarding various transactional and regulatory issues, which is derived from his wealth of relevant work experience. Mr. Kwon's recent work includes representing Seoul National University Hospital in connection with their operation of a UAE Government-owned children's specialty hospital, advising Seoul St. Mary's Hospital on the establishment and operation of an advanced medical diagnostic center in Abu Dhabi and advising Samsung Medical Center (SMC) in connection with a joint project involving Singaporean healthcare service providers, including the National Cancer Centre of Singapore, for the development of diagnostic and predictive cancer treatment solutions. Mr. Kwon was also extensively involved in a leading Korean hospital's negotiation of a hospital operation contract with the Kuwait government, in which the hospital would operate one of the largest hospitals owned by the Kuwait government. Mr. Kwon also has substantial experience in advising both international and domestic clients regarding various personal data protection regulatory issues, including those relating to medical big data services. His clients include Korea's leading vendor of electronic medical record (EMR) systems, for whom Mr. Kwon has advised on their entry into foreign EMR markets. Mr. Kwon is currently undertaking a major legislative project on behalf of a group of international and domestic clients for use of Korea's extensive clinical data for the launching of Korea's medical big data services. **Principal Occupation and Prior Positions:** Mr. Kwon joined Lee & Ko in 1999 and has since 2010 been a senior foreign attorney. In addition, he is presently a member of a number of committees, including the Presidential Committee on Northern Economic Cooperation, the committee for the Ministry of Health and Welfare Biohealth Industry, the committee for the Ministry of Health and Welfare	Nil

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR GREEN PROXY OR GREEN VIF TODAY

For questions or assistance, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon, at 1-833-266-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphon.ca.

To keep current with further developments and to vote your shares, visit www.aHealthierAurinia.com.

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Name and Place of Residence(1)(2)	Biographical Information and Principal Occupation and Positions Held During Last Five Years	Number of Shares Beneficially Owned, Controlled or Directed, Directly or Indirectly
	of Foreign Expansion of Healthcare and the committee of Seoul National University Hospital. Prior to joining Lee & Ko, Mr. Kwon acted as an Executive Vice President at SK Holdings, Co., Ltd. ("**SK Group**"), a leading provider of domestic and international commercial products and services in global energy, chemicals and telecommunications sectors. Mr. Kwon's role with the SK Group's core management team (SUPEX Management) centered on the generation of corporate profit and curing performance inefficiencies for several of SK Group's significant subsidiaries, including SK Telecom, SK Broadband (Korea's second largest broadband carrier) and SK C&C (Korea's third largest information technology service company). Mr. Kwon had led Hanaro Telecom, a public company recognized for its provision of commercial digital telecommunication (ADSL) services, as CEO before joining SK Group as part of the SK Group's acquisition of Hanaro Telecom in 2008. From 2015 to 2017 Mr. Kwon was a director of the Korea Communications Agency and from 2014 to 2017 Mr. Kwon was a non-executive director of ezCaretech Co., Ltd., a medical information technology company responsible for servicing over 50% of tertiary hospitals in Korea. Prior to joining Lee & Ko, Mr. Kwon worked at the Washington, D.C. office of Paul, Weiss, Rifkind, Wharton & Garrison for nearly 13 years specializing in international investment matters, including in the United States, Canada and Mexico and served as outside counsel for the Embassy of Korea in Washington, D.C. **Notable Skills:** • Over 30 years of international legal experience • Significant healthcare experience both in Korea and internationally in advising and acting as counsel for transactions • Understanding and experience of a broad range of transactional and regulatory matters, including in the healthcare space • Experience with the commercialization of certain pharmacological products • Familiarity with Canadian, United States and international markets and trade access through bilateral and multilateral negotiations and government procurement practices.	
Dr. Myeong-Hee Yu Seoul, Korea Age: 64 Status: Independent	Biographical Information: Dr. Myeong-Hee Yu is recognized as a key female leader in the advancement and development of the bio-tech industry in Korea stemming from a wealth of expertise through her involvement in the fields of science & technology, research and industry, government relations, and her work in promoting and advising regulation and policy-making. From being awarded	Nil

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR GREEN PROXY OR GREEN VIF TODAY

For questions or assistance, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon, at 1-833-266-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphon.ca.

To keep current with further developments and to vote your shares, visit www.aHealthierAurinia.com.

- 11 -

Name and Place of Residence[(1)(2)]	Biographical Information and Principal Occupation and Positions Held During Last Five Years	Number of Shares Beneficially Owned, Controlled or Directed, Directly or Indirectly



the L'Oréal-UNESCO Award for Women in Science for her research in the 1998 to acting as the Senior Secretary to the President of Korea for national future strategy from 2010 to 2013, and now serving as the President of the Korea Federation of Women's Science & Technology Associations, Dr. Yu continues to be committed to industry innovation and improvement of government regulation in the science and technology and bio-healthcare fields.

Dr. Yu has earned numerous national and international awards including Seoul City Cultural Award from Seoul City (2001) and Order of Science and Technology, Ungbi Medal, from the Korean Government (2004). She was elected as one of 60 Women in 60 Years History of UNESCO (2006). She has been a member of The Korean Federation of Science and Technology Societies since 2002, a member of the policy committee for The National Academy of Engineering of Korea since 2014 and a member of the Biomedical R&D Strategy of Korea Healthcare Industry Development Institute since 2017.

Dr. Yu has published over 120 articles in major biochemical journals, including the Journal of Biological Chemistry, Nature Structural Biology, Proceedings of the National Academy of Sciences of the United States of America , Journal of Molecular Biology, Journal of Neurochemistry, Protein Science, Journal of Molecular Biology, Molecular & Cellular Proteomics, Journal of Proteome Research and Scientific Reports.

Principal Occupation and Prior Positions:

Dr. Yu is a principal research scientist at the Biomedical Research Institute of KIST (Korea Institute of Science and Technology) since 2000. She has since 2018 also been on the Advisory Committee of the National Assembly Futures Institute and the President of KOFWST (The Korean Federation of Women's Science and Technology Societies). Since 2017, Dr. Yu has served as the Co-chair of Bioeconomy Forum of KOFST (The Korean Federation of Science and Technology Societies) and has sat on the Bio-healthcare Industry Policy Advisory Committee of the Korea Biotechnology Industry Organization and the Policy Committee of the National Academy of Engineering of Korea.

Dr. Yu was also been the Chair, Biomedical R&D Strategy Committee of the Korea Healthcare Industry Development Institute in 2017, was the Chair of the Special Committee on Gender Innovation of the Korean Academy of Science and Technology from 2016-2017 and the President of the Korean Society for Biochemistry and Molecular Biology in 2016. Dr. Yu has been a member of the Scientific Advisory Board of the Institute for Basic Science since 2015, was a board member for the Korean Cancer Association from 2014 to 2016 and has been a director of the Medical Bio Convergence Research Institute since 2014.

From 2010 to 2013 Dr. Yu was the Senior Secretary to the President for

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR GREEN PROXY OR GREEN VIF TODAY

For questions or assistance, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon, at 1-833-266-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphon.ca.

To keep current with further developments and to vote your shares, visit www.aHealthierAurinia.com.

- 12 -

Name and Place of Residence[(1)(2)]	Biographical Information and Principal Occupation and Positions Held During Last Five Years	Number of Shares Beneficially Owned, Controlled or Directed, Directly or Indirectly
	Future Strategy for the President of Korea and was the President of both The Korean Genome Organization and The Korean Biophysics Society in 2010. From July 2002 to July 2010, Dr. Yu had been the Director of Functional Proteomics Center, one of 21C Frontier R&D Initiatives of Ministry of Science and Technology, to build up national infrastructure of emerging proteomics technology. During the period, Dr. Yu had been not only a driving force for establishing technology infra-structure domestically but also a steering power for developing international collaborations with the National Cancer Institute of the United States Department of Health and Human Services. As a result, the National Cancer Institute entered into memorandums of understanding in 2009 and in 2016 with KIST and Korea University, respectively, which provided for collaborative efforts in proteomics research and to facilitate the establishment of what is now the International Cancer Proteogenome Consortium. The Consortium has now become a forum for the scientific collaboration between some of the world's leading cancer and proteogenomic research centers. Dr. Yu received her Ph.D. in Microbiology at the University of California, Berkeley in 1981 and was a Postdoctoral Fellow at MIT for four years thereafter before becoming a senior/principal research scientist with the Korea Research Institute of Bioscience and Biotechnology. Following her return to Korea, Dr. Yu has spent over 30 years working on the structure-function relationship of proteins, including showing that genetic emphysema, a human disorder resulting from alpha-1-antitrypsin deficiency, is associated with a hepatic block in the protein folding process. Dr. Yu also received her M.B.A in 2008 from the Korea Advanced Institute of Science Technology Business School and her LL.M. from Northwestern University School of Law in 2014. **Notable Skills:** • Over 30 years of biotechnology experience both in Korea and internationally • Experience in governance of organizations and companies in both the private and public sector • Long-standing involvement in governmental relations, policy development and cooperatives with international organizations • Recognized expertise in biochemical research	

Notes:

(1) Other than the Concerned Shareholder, no Concerned Shareholder Nominee has been or is currently a director of the Corporation. Dr. Robert Foster is the former Chief Executive Officer and Chief Science Officer of the Corporation and resigned from those positions more than fiver years ago. No other Concerned Shareholder Nominee has held any position or office with the Corporation or any of its affiliates. Each Concerned Shareholder Nominee is qualified to be a director under the *Business Corporations Act* (Alberta).

(2) Each Concerned Shareholder Nominee has consented to being named as a nominee in this Circular.

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR GREEN PROXY OR GREEN VIF TODAY

For questions or assistance, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon, at 1-833-266-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphon.ca.

To keep current with further developments and to vote your shares, visit www.aHealthierAurinia.com.

- 13 -

General Information about the Concerned Shareholder Nominees

Each of the Concerned Shareholder Nominees has consented to serving as a director, if elected, and has confirmed they meet the director eligibility requirements established under applicable Canadian law, including under the *Business Corporations Act* (Alberta). If elected, each Concerned Shareholder Nominee will hold office until the close of the next Annual General Meeting of the Shareholders or until his successor is elected or appointed, unless his or her office is earlier vacated. To the knowledge of the Concerned Shareholder, no Concerned Shareholder Nominee:

(a) is, as at the date hereof, or has been, within ten (10) years before the date hereof, a director, chief executive officer ("**CEO**") or chief financial officer ("**CFO**") of any company (including the Corporation) that was the subject, while the Concerned Shareholder Nominee was acting in the capacity as director, CEO or CFO of such company, of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than thirty (30) consecutive days or was subject to a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than thirty (30) consecutive days, that was issued after the Concerned Shareholder Nominee ceased to be a director, CEO or CFO but which resulted from an event that occurred while the Concerned Shareholder Nominee was acting in the capacity as director, CEO or CFO of such company; or

(b) is, as at the date hereof, or has been within ten (10) years before the date hereof, a director or executive officer of any company (including the Corporation) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(c) has, within the ten (10) years before the date of this Information Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director; or

(d) has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(e) has been subject to any penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.

None of the Concerned Shareholder Nominees is to be elected under any arrangement or understanding between such Concerned Shareholder Nominee and any person or company.

Each Concerned Shareholder Nominee is also "independent" of the Corporation within the meaning of Sections 1.4 and 1.5 of National Instrument 52-110 – *Audit Committees* ("**NI 52-110**") and National Instrument 58-101 – *Disclosure of Corporate Governance Practices*. None of the Concerned Shareholder Nominees has any direct or indirect material relationship with the Corporation (or any subsidiary entity or parent of the Corporation) that would be reasonably expected to interfere with the exercise of his independent judgement, nor does any Concerned Shareholder Nominee fall under any category of individual set out in Section 1.4(3) or Section 1.5(1) of NI 52-110 that would be considered to have a material relationship with the Corporation (or any subsidiary entity or parent of the Corporation).

It is not contemplated that any member of the Concerned Shareholder Nominees will be unable to serve as a director. However, if that shall occur for any reason prior to the Meeting, the representatives of the Concerned Shareholder reserve the right to vote for another nominee or nominees at their discretion.

The Concerned Shareholder recommends that Shareholders vote FOR the election of each of Dr. Robert Foster, Mr. Mr. Soon-Yub (Samuel) Kwon and Dr. Myeong-Hee Yu as directors of Aurinia. The Concerned Shareholder also recommends that Shareholders vote FOR the election of each of the following Management Nominees (the "**Approved Management Nominees**"): Mr. Peter Greenleaf, Dr. David R.W. Jayne, Mr. Joseph Hagan, Dr. Michael Hayden and

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR GREEN PROXY OR GREEN VIF TODAY

For questions or assistance, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon, at 1-833-266-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphon.ca.

To keep current with further developments and to vote your shares, visit www.aHealthierAurinia.com.

- 14 -

Dr. Daniel Billen.

The Concerned Shareholder recommends that Shareholders vote WITHHOLD in respect of the Management Nominees Dr. George Milne, Jr., Dr. Hyuek Joon Lee and Mr. R. Hector MacKay-Dunn (collectively, the "**Rejected Management Nominees**").

Unless otherwise directed, the individuals named in the enclosed **GREEN** Proxy intend to cast the votes represented by such proxy **FOR** the election of the Concerned Shareholder Nominees and **FOR** the election of the Approved Management Nominees as directors of the Corporation and **WITHHOLD** from the Rejected Management Nominees.

4. Advisory "Say on Pay" Vote on Executive Compensation

At the Meeting, Shareholders will be asked to approve an advisory resolution on the Corporation's approach to executive compensation as follows:

"BE IT RESOLVED, on an advisory basis and not to diminish the role and responsibilities of the Board, that the shareholders accept the approach to executive compensation disclosed in the Company's information circular for the annual general meeting of shareholders of the Company held on June 26, 2019."

In order for such a resolution to be passed, it must be approved by a simple majority of the votes cast by the Shareholders present in person or represented by proxy at the Meeting.

The Concerned Shareholder recommends that Shareholders vote **AGAINST** the resolution to accept the approach to executive compensation.

Unless otherwise directed, the individuals named in the enclosed **GREEN** Proxy intend to case the votes represented by such proxy **AGAINST** the resolution to accept the approach to executive compensation.

GENERAL INFORMATION ABOUT PROXIES AND VOTING

Solicitation of Proxies

This Circular is furnished by the Concerned Shareholder in connection with its **GREEN** Proxy for use at the Meeting and any adjournments or postponements thereof and is **NOT** made by or on behalf of Management of the Corporation.

Proxies may be solicited by mail, telephone or other electronic means, as well as by way of public broadcast, including press release, speech or publication and any other manner permitted under applicable law. In addition, the Concerned Shareholder has retained Gryphon Advisors Inc. ("**Gryphon**") to assist with the Concerned Shareholder's solicitation of proxies and communications with Shareholders. In connection with these services Gryphon is expected to receive a fee of up to $150,000 plus disbursements. Gryphon may be contacted toll free in North America at 1-833-266-0365 (1-416-661-6592 collect outside of North America), or by email at inquiries@gryphon.ca.

The costs incurred in the preparation and mailing of this Circular and the solicitation will be borne by the Concerned Shareholder. However, the Concerned Shareholder may seek reimbursement from the Corporation of certain of the expenses, including certain proxy solicitation expenses and legal fees, incurred in connection with the foregoing. Any such reimbursement would require the approval of the board of directors of the Corporation.

No person is authorized by the Concerned Shareholder to give information or to make any representations relating to matters contemplated by this Circular other than those contained in this Circular and, if given or made, such information or representations must not be relied upon as having been authorized to be given or made.

Appointment of Proxies

Accompanying this Circular is a **GREEN** Proxy for Shareholders to complete.

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR GREEN PROXY OR GREEN VIF TODAY

For questions or assistance, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon, at 1-833-266-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphon.ca.

To keep current with further developments and to vote your shares, visit www.aHealthierAurinia.com.

- 15 -

The persons named in the **GREEN** Proxy Mr. WooYoung Choi or, failing him, Mr. Changwook Lee. **Shareholders have the right to appoint a person who need not be a Shareholder of the Corporation, other than the person named in the GREEN Proxy accompanying this Circular as their proxyholder, to attend and act for and on behalf of such shareholders at the Meeting, by striking out the name of the person named in the GREEN Proxy and inserting the name of the person to be appointed as proxyholder in the blank box provided on the GREEN Proxy. If you hold Shares through a bank, broker or other intermediary, you should carefully follow the instructions provided from your intermediary and see the below "Voting Instructions for Beneficial Owners" in this Circular.**

If a Shareholder does not appoint another person or company as proxyholder, the representative designated in the **GREEN** Proxy will vote or withhold from voting the Shares in respect of which they are appointed by proxy on any ballot that may be called for in accordance with the instructions of the Shareholder as indicated on the proxy and, if the Shareholder specifies a choice with respect to any matter to be acted upon, the Shares will be voted accordingly. In the absence of any direction, your Shares will be voted as set out in this Circular. If a representative of the Concerned Shareholder is appointed as proxyholder or appointee, that person will vote or withhold from voting the Shares in respect of which they have been appointed on any ballot that may be called for, "FOR" fixing the number of directors at eight (8), "FOR" the election of the Concerned Shareholder Nominees and the Approved Management Nominees, "WITHHOLD" for the Rejected Management Nominees and "FOR" the reappointment of PricewaterhouseCoopers LLP as the auditor of the Corporation and as that representative may see fit on each of the other matters to be considered at the Meeting.

ILJIN Urges Shareholders to vote using the **GREEN** universal proxy. The **GREEN** proxy card is the ONLY proxy which allows a shareholder to easily and conveniently select which directors they wish to represent them, please disregard managements form which does not allow shareholders that benefit.

The GREEN Proxy confers discretionary authority upon the representative designated in the GREEN Proxy with respect to amendments to or variations of matters identified in the Notice of Meeting and with respect to other matters which may properly come before the Meeting. At the date of this Circular, the Concerned Shareholder is not aware of any such amendments, variations or other matters.

Deposit of Proxies

To be valid, the **GREEN** Proxy must be deposited with Gryphon in accordance with the instructions provided in this Circular and the accompanying **GREEN** Proxy, by no later than 5:00pm (Mountain Time) on Friday, June 21, 2019, or if the Meeting is adjourned or postponed, 48 hours (excluding Saturdays, Sundays and holidays) before any adjourned or postponed meeting. Failure to properly complete or deposit a **GREEN** Proxy may result in its invalidation. The time limit for the deposit of proxies may be waived by the Corporation in its sole discretion without notice.

Revocation of Proxies

If you are the registered holder of your Shares, you may revoke a proxy previously given:

(a) by completing and signing a proxy bearing a later date and depositing it in accordance with the instructions contained in the accompanying **GREEN** form of proxy, or as otherwise described above;

(b) by depositing an instrument in writing executed by you or by your attorney authorized in writing, as the case may be: (i) at the registered office of the Corporation at any time up to and including the last business day preceding the day the Meeting or any adjournment or postponement of the Meeting is to be held, or (ii) with the chairman of the Meeting prior to its commencement on the day of the Meeting or any adjournment or postponement of the Meeting; or

(c) in any other manner permitted by applicable law.

If you are a Beneficial Owner, see "Voting Instructions for Non-Registered Owners of Shares" in this Circular for instructions on how to revoke any proxy you give in connection with the Meeting.

Voting Instructions for Registered Shareholders

To ensure your vote is valid and submitted on time by the Corporation's voting deadline, the **GREEN** form of proxy must be deposited with Gryphon by no later than 5:00pm (Mountain Time) on Friday, June 21, 2019 or if the Meeting is

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR GREEN PROXY OR GREEN VIF TODAY

For questions or assistance, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon, at 1-833-266-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphon.ca.

To keep current with further developments and to vote your shares, visit www.aHealthierAurinia.com.

- 16 -

adjourned or postponed, 48 hours (excluding Saturdays, Sundays and holidays) before any adjourned or postponed meeting. Failure to properly complete or deposit a **GREEN** form of proxy may result in its invalidation. The time limit for the deposit of proxies may be waived by the Corporation in its sole discretion without notice.

You may vote using the following methods prior to the Meeting and must be received by no later than 5:00pm (Mountain Time) on Friday, June 21, 2019.

VOTING METHOD	REGISTERED SHAREHOLDERS *If your shares are held in your name and represented by a physical certificate*	BENEFICIAL SHAREHOLDERS *If your shares are held with a broker, bank or other intermediary*
INTERNET	Complete, sign and date your **GREEN** form of proxy. Scan both sides of the proxy and return it by email to: inquiries@gryphonadvisors.ca	Visit www.proxyvote.com and enter your 16-digit control number located on the enclosed **GREEN** voting instruction form.
TELEPHONE	**Within North America:** **1-833-266-0365** (Toll free) **Outside North America:** **1-416-661-6592** (Collect calls accepted)	**Canada: Call 1-800-474-7493** **United States: Call 1-800-454-8683** and provide your 16-digit control number located on the enclosed **GREEN** voting instruction form.
FACSIMILE	**Within North America:** Fax your **GREEN** form of proxy toll free to **1-877-218-5372** in order to ensure that your vote is received before the deadline. **Outside North America:** Fax your **GREEN** form of proxy to **1-416-214-3224** in order to ensure that your vote is received before the deadline.	**Canada:** Fax your **GREEN** voting instruction form to **905-507-7793** or toll free to **1-866-623-5305** in order to ensure that your vote is received before the deadline. **United States: N/A**
MAIL	Mail your **GREEN** form of proxy to: 207 Queens Quay W, Suite 320, Toronto, ON, M5J 1A7	Mail your **GREEN** voting instruction form in the reply envelope provided.

Voting Instructions for Non-Registered Owners of Shares

The information in this section only applies to non-registered Shareholders ("**Beneficial Owners**") who hold their Shares through a bank, broker or other Intermediary.

Only registered holders of Shares or the persons they appoint as their proxyholders are permitted to attend and vote at the Meeting. In many cases, the Shares are registered either: (i) in the name of an intermediary (an "**Intermediary**") that the Beneficial Owner deals with in respect of the Shares (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans); or (ii) in the name of a depository, such as CDS Clearing and Depository Services Inc. in Canada and The Depository Trust Company in the United States (the "**Depositaries**").

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR GREEN PROXY OR GREEN VIF TODAY

For questions or assistance, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon, at 1-833-266-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphon.ca.

To keep current with further developments and to vote your shares, visit www.aHealthierAurinia.com.

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The Concerned Shareholder has distributed copies of this Circular and the **GREEN** Proxy to the Depositories and Intermediaries for distribution to Beneficial Owners. Intermediaries are required to forward all meeting materials to Beneficial Owners. Intermediaries often use service companies to forward the meeting materials to Beneficial Owners. Generally, Beneficial Owners will either:

(a) Receive a **GREEN** voting instruction form which is not signed by the Intermediary and which, when properly completed and signed by the Beneficial Owner and returned to the Intermediary or its service company, will constitute voting instructions. Beneficial Owners should follow the instructions provided in the **GREEN** voting instruction form, using one of the described voting methods provided therein. **GREEN** voting instruction forms may also permit the completion of the **GREEN** voting instruction form by telephone, fax or through the Internet; or

(b) Less frequently, be given a **GREEN** form of proxy which has already been signed by the Intermediary and which is restricted as to the number of Shares beneficially owned by the Beneficial Owner but which is otherwise not completed. In these cases, Beneficial Owners must properly complete, sign and date the **GREEN** form of proxy and submit it as per the instructions provided therein.

The purpose of these procedures is to permit Beneficial Owners to direct the voting of the Shares they beneficially own.

If You Wish to Attend the Meeting (or Have Someone You Choose Attend for You)

If, as a Beneficial Owner, you wish to attend and vote at the Meeting in person (or have another person, who need not be a shareholder, attend and vote on your behalf), the Beneficial Owner should strike out the names of the persons named in the **GREEN** Proxy and insert the Beneficial Owner's name or such other person's name in the blank space provided.

A Beneficial Owner is entitled to revoke a voting instruction form or form of proxy given to an Intermediary in accordance with the instructions and deadline provided to the Beneficial Owner by its Intermediary.

You should carefully follow the instructions on the GREEN form of proxy or GREEN voting instruction form you receive. If you are not sure what to do, you should immediately contact your Intermediary or Gryphon in respect of your Shares.

These securityholder materials are being sent to both registered and Beneficial Owners of Shares. This Circular will also be filed and available on SEDAR at www.sedar.com and on the Concerned Shareholder's website at www.aHealthierAurinia.com.

OTHER IMPORTANT INFORMATION

Record Date and Voting Shares

The record date for those entitled to receive notice of and vote at the Meeting has been fixed as the close of business on May 9, 2019 (the "**Record Date**"). Based on Aurinia's Management Circular, there were 91,792,958 Shares issued and outstanding as at the Record Date. Each Shareholder of record at the close of business on the Record Date will be entitled to one vote for each Share held on such date on each matter that properly comes before the Meeting. Only registered Shareholders at the close of business on the Record Date are entitled to notice of the Meeting and to vote at the Meeting unless after the Record Date a registered Shareholder transfers its Shares and the transferee, not later than 10 days before the Meeting, establishes ownership of the Shares and demands that the Transferee's name be included on the list of Shareholders entitled to vote at the Meeting.

Interest in Material Transactions of the Corporation Matters to be Acted Upon

Except as otherwise disclosed in this Circular, to the knowledge of the Concerned Shareholder, neither the Concerned Shareholder, nor any of the Proposed Nominees or their respective associates or affiliates, has: (a) any material interest, direct or indirect, in any transaction since the commencement of the Corporation's most recently completed financial year or in any proposed transaction which has materially affected or will materially affect the Corporation or any of its subsidiaries; or (b) any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter currently known to be acted on at the Meeting , other than the election of directors.

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR GREEN PROXY OR GREEN VIF TODAY

For questions or assistance, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon, at 1-833-266-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphon.ca.

To keep current with further developments and to vote your shares, visit www.aHealthierAurinia.com.

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Except as otherwise disclosed in this Circular, information concerning any material interests, direct or indirect, of any director or executive officer of the Corporation, any other "informed person" (as such term is defined in National Instrument 51-102 – *Continuous Disclosure Obligations*), any person who, to the knowledge of the directors or officers of the Corporation, beneficially owns or exercises control or direction over securities carrying more than 10% of the voting rights attached to any class of outstanding voting securities of the Corporation or any associate or affiliate of any of the foregoing, in any transaction since the beginning of the Corporation's most recently completed financial year or in any proposed transaction which has materially affected or would materially affect the Corporation or any of its subsidiaries, or in any matter to be acted upon at the Meeting, is not within the knowledge of the Concerned Shareholder. For such information, readers are referred to the Management Circular.

Indebtedness of Concerned Shareholder Nominees

The Concerned Shareholder is not aware of any members of the Concerned Shareholder Nominees (or any of their associates) which are (or which have been) indebted to the Corporation or any of its subsidiaries at any time since the beginning of the last completed financial year of the Corporation or which have indebtedness to another entity which is the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Corporation or any of its subsidiaries, except as may otherwise be disclosed herein or in the Management Circular.

Principal Holders of Voting Securities

Information regarding the beneficial ownership, control or direction over Shares held other than by the Concerned Shareholder and its director nominees is not within the knowledge of the Concerned Shareholder. For this information, readers are referred to the Management Circular.

Other Information Respecting the Concerned Shareholder

The following table sets out the number of Shares that the Concerned Shareholder exercises ownership or control over as at the date hereof.

Name of Concerned Shareholder	Number of Shares
ILJIN SNT Co., Ltd.	11,106,409

Executive Compensation, Indebtedness, Management Contracts and Equity Compensation Plans

Information regarding the compensation of named executive officers and directors of the Corporation (including the information prescribed by Form 51-102F6 – *Statement of Executive Compensation*), the indebtedness of the Corporation's directors and officers or their respective associates, management contracts that may be in place at the Corporation, securities authorized for issuance under the Corporation's equity compensation plans and certain other information that is required to be included in an information circular under the relevant legislation has been omitted from this Circular because it is not within the knowledge of the Concerned Shareholder. Readers are referred to the Management Circular for such information concerning the Corporation and the business of the Meeting and other continuous disclosure filed by the Corporation on SEDAR at www.sedar.com.

Information Regarding the Corporation

Additional information relating to the Corporation, including its Management Circular and other continuous disclosure documents filed by the Corporation, can be accessed through SEDAR at www.sedar.com. Shareholders may also download the financial statements and MD&A at www.sedar.com. Shareholders may request copies of the Corporation's financial statements and MD&A by contacting the Corporation at Suite 1203 – 4464 Markham Street, Victoria, British Columbia V8Z 7X8.

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR GREEN PROXY OR GREEN VIF TODAY

For questions or assistance, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon, at 1-833-266-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphon.ca.

To keep current with further developments and to vote your shares, visit www.aHealthierAurinia.com.

CERTIFICATE

The contents and the sending of this Circular have been approved by the Concerned Shareholder.

June 2, 2019

(signed) "Young-Hwa Kim"

ILJIN SNT Co., Ltd.,
by Young-Hwa Kim, Chief Executive Officer

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR GREEN PROXY OR GREEN VIF TODAY

For questions or assistance, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon, at 1-833-266-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphon.ca.

To keep current with further developments and to vote your shares, visit www.aHealthierAurinia.com.

HOW TO CAST YOUR VOTE TO PROTECT YOUR INVESTMENT IN AURINIA

VOTING METHOD	REGISTERED SHAREHOLDERS *If your shares are held in your name and represented by a physical certificate*	BENEFICIAL SHAREHOLDERS *If your shares are held with a broker, bank or other intermediary*
INTERNET	Complete, sign and date your **GREEN** form of proxy. Scan both sides of the proxy and return it by email to: inquiries@gryphonadvisors.ca	Visit www.proxyvote.com and enter your 16-digit control number located on the enclosed **GREEN** voting instruction form.
TELEPHONE	**Within North America:** **1-833-266-0365** (Toll free) **Outside North America:** **1-416-661-6592** (Collect calls accepted)	**Canada: Call 1-800-474-7493** **United States: Call 1-800-454-8683** and provide your 16-digit control number located on the enclosed **GREEN** voting instruction form.
FACSIMILE	**Within North America:** Fax your **GREEN** form of proxy toll free to **1-877-218-5372** in order to ensure that your vote is received before the deadline. **Outside North America:** Fax your **GREEN** form of proxy to **1-416-214-3224** in order to ensure that your vote is received before the deadline.	**Canada**: Fax your **GREEN** voting instruction form to **905-507-7793** or toll free to **1-866-623-5305** in order to ensure that your vote is received before the deadline. **United States: N/A**
MAIL	Mail your **GREEN** form of proxy to: 207 Queens Quay W, Suite 320, Toronto, ON, M5J 1A7	Mail your **GREEN** voting instruction form in the reply envelope provided.

GRYPHON ADVISORS INC.

If you have any questions or require any assistance in executing your **GREEN** proxy or voting instruction form, please call Gryphon Advisors Inc. at:

North American Toll-Free Number: 1-833-266-0365
Outside North America, Banks, Brokers and Collect Calls: 1-416-661-6592
Email: inquiries@gryphonadvisors.ca
North American Toll-Free Facsimile: 1-877-218-5372
Facsimile: 1-416-214-3224

For up to date information and assistance in voting please visit the website: www.aHealthierAurinia.com

YOUR SUPPORT IS EXTREMELY IMPORTANT – VOTE ONLY YOUR GREEN PROXY OR GREEN VIF TODAY

For questions or assistance, please contact ILJIN's strategic shareholder advisor and proxy solicitor, Gryphon, at 1-833-266-0365 toll-free in North America, or 1-416-661-6592 outside of North America (collect calls accepted), or by e-mail at inquiries@gryphon.ca.

To keep current with further developments and to vote your shares, visit www.aHealthierAurinia.com.

The Time for Change is Now. If you have any questions or require any assistance in executing your GREEN proxy or voting instruction form, please call Gryphon Advisors Inc. at: 1-833-266-0365 1-416-661-6592 inquiries@gryphonadvisors.ca 1-877-218-5372 1-416-214-3224 North American Toll-Free Number Outside North America, Banks, Brokers and Collect Calls Email North American Toll-Free Facsimile Facsimile For up to date information and assistance in voting please visit the website: www.aHealthierAurinia.com